                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 3, 2000
                                                         --------------------



                            CTI GROUP (HOLDINGS) INC.
     ---------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Delaware                      000-10560               51-0308583
---------------------------  ---------------------------  ---------------------
(State or Other Juris-         (Commission File Number)   (IRS Employer Identi-
 diction of Incorporation)                                 fication No.)


2550 Eisenhower Avenue, Norristown, PA                                  19403
--------------------------------------                              ------------
(Address of principle executive offices)                             (Zip Code)


Registrant's telephone number, including area code    610-666-1700
                                                      ------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                      ------------------------------------

Item 5. Other Events.

         On February 3, 2000, CTI Group (Holdings) Inc. ("CTI") announced a proposed merger with Centillion Data Systems, Inc. ("Centillion"). A copy of CTI's press release dated February 3, 2000 is attached hereto as Exhibit A. A copy of the Agreement and Plan of Merger by and between CTI and Centillion, dated as of February 3, 2000, is attached hereto as Exhibit B. Both documents are incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          CTI Group (Holdings) Inc.
                                          (Registrant)


Date: February 16, 2000                   By:    /s/ Anthony P. Johns
                                                 -------------------------------
                                          Name:  Anthony P. Johns
                                          Title: President and Chief Executive
                                                 Officer

                                  EXHIBIT INDEX

Exhibit

A.       Press Release dated February 3, 2000.

B. Agreement and Plan of Merger by and between CTI Group (Holdings) Inc. and Centillion Data Systems, Inc., dated as of February 3, 2000.

                                                                       Exhibit A


                                                                    NEWS RELEASE
                                                                February 3, 2000


              CTI GROUP (HOLDINGS) INC. AND CENTILLION DATA SYSTEMS
                              ANNOUNCE MERGER PLANS


Valley Forge, PA, February 3, 2000- CTI Group (Holdings) Inc. (OTC: CTIG) announced today the signing of a definitive merger agreement with Centillion Data Systems (CDS) of Indianapolis, Indiana, pursuant to which Centillion's telecommunications billing business will be merged into CTIG. The two organizations will join forces in providing billing as well as billing analysis solutions to the telecommunications industry.

The merger of these two organizations will provide greater depth of management at both the director and officer level together with two complementary core competencies providing the strong foundation for dynamic growth. "We set out with the objective of enhancing shareholder value by attracting investment capital, we ended up with much more," stated Tony Johns, Chairman & Chief Executive Officer of CTIG. "CDS has strong market presence and excellent brand equity. This merger will allow CTIG to revitalize capital, expand the functionality of our products and position the organization for the future. Our combined resources now will enable us to exploit our full market potential on a global basis. This merger provides the balance sheet requirements for a re-listing on the NASDAQ market and hence ideally positions the Company for additional strategic acquisitions, two of which we are actively in the process of reviewing."

The market for billing and operations services is projected to be in excess of $14 billion in the US alone. Third party billing systems, customer care and outsourcing services represents more than $5 billion of this rapidly expanding category. John Cauffman, President and CEO of CDS noted "The market is demanding that billing, billing analysis and customer care services be flexible, easy to use and rapidly deployed. Centillion's patented Smart Bill(R) technology in combination with CTIG front end solutions will offer a strong value to providers as well as commercial customers."

Harold Garrison, Chairman of the CDS board, said the company is excited to share CTIG's vision. "The marriage of CTIG and CDS is just the first step in the creation of a new Billing and Customer Care (BACC) powerhouse in the telecommunications marketplace," he said. "We will apply our efforts in ensuring that we unlock the considerable synergies of the combined entity to provide for our growth objectives. Additionally, we will continue our policy of growing the business further through strategic alliances and acquisitions. At the earliest opportunity, we will apply for our NASDAQ re-listing," he said.

The specifics of the merger agreement are as follows:

CDS will divest itself of all businesses other than its billing business, and Centillion's shareholders will initially receive 9,080,738 shares of CTIG Common Stock. CDS Shareholders will be able to receive an additional 3,215,100 shares of CTIG Common Stock over a three year period based upon revenues received by CTIG from certain current CDS customers and prospects.

The CDS businesses that are not related to the billing business are being transferred to a limited liability company (that will be owned by current CDS shareholders) in exchange for a Promissory Note that will not exceed $11,500,000, which CTIG will acquire in the merger. Principal and interest will be paid as those businesses are sold. CTIG will issue additional shares of Common Stock to the CDS shareholders for those payments, at a per share value of 88% of the average market value of the Common Stock at the time. If the Promissory Note is not fully paid in five years it is to be appraised, and shares of CTIG Common Stock are to be issued for the appraised value at the average market price at the time.

Centillion's right to enforce its patents, and its current and future patent infringement litigation, are being transferred to a limited liability company that will be wholly-owned by CTIG. In connection with the transfer, a new Class B Common Stock will be authorized and 3,500,000 shares of Class B Common Stock issued to the CDS shareholders (the current CTIG Common Stock will be re-designated as Class A). CTIG and the Class B shareholders have certain rights to convert the Class B Common Stock into Class A Common Stock at various times after the merger based on the value of the limited liability company, at a Class A Common Stock value of $2.25 per share for a maximum of 1,000,000 additional shares and thereafter 88% of the average market value at the time or 100% of the average market value at the time, depending upon the type and amount of the conversion. Centillion's current shareholders have committed to a non-recourse loan of up to $2,000,000 to the limited liability company to pursue its patent infringement litigation.

Centillion's billing business generated revenues from operations of approximately $10.9 million and pretax net income of approximately $4.2 million for its fiscal year end period of December 31st 1999. On the date the merger is closed, CDS has committed to have cash in excess of $6,500,000, in addition to at least $2,000,000 in book net worth and no long term liabilities other than deferred taxes. CDS has the option to increase the cash on hand at closing to $8,000,000, in which event the shares of Class A Common Stock issued at Closing will increase to 9,747,404, and the Class B Common Stock issued will reduce to 2,833,334 shares.

CTIG, as of today's date, has 7,547,505 shares of Common Stock issued and outstanding.

Dividends on the Class A and Class B Common Stock may be paid on one Class and not the other, or unequally between Classes. However, approval by 2/3 of the Board of Directors is required to pay dividends on the Class B Common Stock if an equal or greater dividend is not to be paid on the Class A Common Stock.

After the merger, the Board of Directors will consist of seven members. For a period of three years, the current CDS shareholders shall have the right to designate four of those Directors, and the current CTIG shareholders shall have the right to designate the initial three Directors who will serve for a three
(3) year term. The initial Directors designated will be as follows:


Anthony P. Johns, President &                           Mr. Johns, a UK citizen, was formerly
Chief Executive Officer                                 Chairman and CEO of CTI Group (Holdings) Inc.

Harold D. Garrison, Chairman &                          Mr. Garrison is Chairman and CEO of
Executive Committee Member                              Mansur Investment Services, Inc.

Michael H.  Leeds, Vice Chairman &                      Mr. Leeds is Managing Partner of the Boca Raton,
Executive Committee Member                              Florida office of the law firm of Blank
                                                        Rome Comisky and McCauley LLP

Rupert D. Armitage                                      Mr. Armitage, a UK citizen, is Chairman and
Executive Committee Member                              Managing Director of three software companies in the
                                                        UK.

Salah N. Osseiran                                       Mr. Osseiran, a Lebanese citizen, conducts
                                                        widespread business operations in the Middle East
                                                        and is Chairman of Business Projects Corp.

Graham Bevington                                        Mr. Bevington, a UK citizen, is Managing Director of
                                                        Mitel Telecom Ltd. (EMEAAP) Europe, Middle East,
                                                        Africa, Asia Pacific.

Thomas W.  Grein                                        Mr. Grein is Vice President and Treasurer of Eli Lilly
                                                        and Company.


For three years after the closing of the Merger, the Board will have an Executive Committee consisting of two of the CDS designated Directors and one of the CTIG designated Directors. The initial Executive Committee will be Michael Leeds, Harold Garrison and Rupert Armitage. Among other responsibilities, the Executive Committee will manage the limited liability company that will own and prosecute the patent litigation.

Mr. Johns, currently Chairman and Chief Executive Officer of CTIG, will become President and Chief Executive Officer of the combined entity after the merger under a three year employment agreement.

In addition to the customary conditions to closing a transaction of this nature, consummation of the merger is conditioned upon there being no change in law that would negatively impact the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, and upon the per share price of CTIG's Common Stock being at least $1.26 on the closing date. CTIG anticipates that the merger will close in the second calendar quarter of this year.

CTIG is a provider of telemanagement software and services for managing telecommunications systems. Through its wholly-owned operating subsidiaries, CTIG develops, markets, and supports telemanagement solutions for corporate users of telecommunications services and customer billing solutions. CDS is a privately held, growth-oriented international software development and information services company.

By joining forces, CDS and CTIG will offer a technology that addresses the growing demand for convergence. Call accounting and billing solutions will incorporate local, long distance, wireless voice and data, Internet voice and data, cable television as well as other data events.

This merger also presents an opportunity to introduce patented SmartBill(R) software in combination with electronic bill presentment and analysis to the world market, specifically the European community. "Our patented SmartBill(R) analysis technology has become an industry standard in the US. We look forward to expanding our license revenue with this product as we offer International Telecom Providers a tool to attract and retain commercial customers," noted Mike Leeds, Vice Chairman of the CDS board.

Bill Miller, Senior Vice President of CDS, said, "The merger will produce stronger products in the BACC market through the combining of the companies' research and development capacities. All telecommunications providers are looking for BACC solutions that offer easy integration and use, scalability to accommodate growth and the flexibility to take advantage of new technologies. Our next-generation Unix and Windows NT- based software is designed to meet the requirements of local, long-distance, wireless voice and data, Internet voice and data, cable and other event data situations. This merger will enhance the proven strengths of both companies to create a much stronger player in the BACC market while reducing the risks inherent for each of us in developing software of this scale."

Adrian Burt, Managing Director of CTI Data Solutions Ltd., (CTIG's UK operating subsidiary) said, "This merger could not have come at a better time for us. Besides relocating to our new offices today to accommodate our future growth, only yesterday British Telecom announced {a 24% drop in earnings for the quarter due to intensified competitive pricing pressure and a loss of market share to cable television and other telecom operators}. This merger clearly creates a timely opportunity to introduce SmartBill(R), Centillion's E-bill presentment and analysis software technology, to the European market. "Given CTIG's established presence in the UK, we will be ideally positioned to introduce the core benefits of customer acquisition and retention to the growing number of international telecom providers."

"On a personal note", Mr. Johns said, "on behalf of CTIG shareholders, I would like to take this opportunity to publicly thank Frank Hunnewell and Fred Rohn for their constant support and dedication over the many years they have served as Directors of the Corporation."

This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by CTIG with the U.S. Securities and Exchange Commission.

For more information, contact:

Anthony Paul Johns, Chairman & CEO
CTI Group (Holdings) Inc.
Valley Forge, PA 19484
Tel: (610) 666-1700
Fax: (610) 666-7707
Email: tjohns@ctigroup.com

================================================================================

                                                                       Exhibit B


                          AGREEMENT AND PLAN OF MERGER



                                 by and between



                            CTI GROUP (HOLDINGS) INC.



                                       and



                          CENTILLION DATA SYSTEMS, INC.



                      ------------------------------------


                         Dated as of February ___, 2000

                      ------------------------------------





================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.  THE MERGER.........................................................2
       1.1    The Merger.......................................................2
       1.2    Closing..........................................................2
       1.3    Effective Time...................................................2
       1.4    Effects of the Merger............................................2
       1.5    Effect on Capital Stock..........................................2
       1.6    Exchange Agent...................................................4
       1.7    Exchange Procedures..............................................4
       1.8    Distributions with Respect to Unexchanged Shares.................5
       1.9    No Fractional Shares of CTI Group Capital Stock..................5
       1.10   No Liability.....................................................6
       1.11   Lost Certificates................................................6
       1.12   Stock Transfer Books.............................................6
       1.13   Dissenting Shares................................................7
       1.14   Escrow...........................................................7
       1.15   Additional Stock Rights..........................................9

ARTICLE II.  THE SURVIVING CORPORATION........................................10
       2.1    Certificate of Incorporation....................................10
       2.2    Bylaws..........................................................10
       2.3    Directors.......................................................10
       2.4    Officers........................................................10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CTI GROUP......................11
       3.1    Corporate Existence and Power...................................11
       3.2    Corporate Authorization.........................................11
       3.3    Governmental Authorization......................................12
       3.4    Non-contravention...............................................12
       3.5    Capitalization..................................................13
       3.6    Subsidiaries....................................................13
       3.7    SEC Filings; Financial Statements...............................13
       3.8    No Undisclosed Material Liabilities.............................14
       3.9    Absence of Certain Changes......................................15
       3.10   Litigation......................................................16
       3.11   Compliance with Applicable Laws.................................16
       3.12   Permits.........................................................16
       3.13   Insurance.......................................................16
       3.14   Contracts.......................................................16
       3.15   Properties......................................................17
       3.16   Employees and Independent Contractors...........................18
       3.17   Employee Benefit Plans..........................................18
       3.18   Taxes...........................................................19
       3.19   Environmental Matters...........................................20
       3.20   Patents and Other Proprietary Rights............................20
       3.21   Year 2000.......................................................22

       3.22   Brokers........................................................22
       3.23   Intentional Left Blank.........................................22
       3.24   No Other Representations.......................................22
       3.25   Certain Interests..............................................22

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF CENTILLION.....................23
       4.1    Corporate Existence and Power..................................23
       4.2    Corporate Authorization........................................23
       4.3    Governmental Authorization.....................................23
       4.4    Non-contravention..............................................24
       4.5    Capitalization.................................................24
       4.6    Subsidiaries...................................................24
       4.7    SEC Filing Information; Financial Statements...................25
       4.8    No Undisclosed Material Liabilities............................25
       4.9    Absence of Certain Changes.....................................26
       4.10   Litigation.....................................................27
       4.11   Compliance with Laws...........................................27
       4.12   Permits........................................................27
       4.13   Insurance......................................................27
       4.14   Contracts......................................................27
       4.15   Properties.....................................................28
       4.16   Employees and Independent Contractors..........................29
       4.17   Employee Benefit Plans.........................................29
       4.18   Taxes..........................................................30
       4.19   Environmental Matters..........................................30
       4.20   Patents and Other Proprietary Rights...........................31
       4.21   Year 2000......................................................32
       4.22   Brokers........................................................32
       4.23   No Other Representations.......................................32
       4.24   Certain Interests..............................................32
       4.25   Reorganization.................................................33

ARTICLE V.  COVENANTS OF CENTILLION AND CTI GROUP............................34
       5.1    Reasonable Best Efforts........................................34
       5.2    Consents.......................................................34
       5.3    Public Announcements...........................................34
       5.4    Notification of Certain Matters................................34
       5.5    Access to Information..........................................35
       5.6    Preparation of the Form S-4 and the Proxy
               Statement/Prospectus; Stockholders Meetings...................35
       5.7    Additional Covenants of Centillion.............................36
       5.8    Additional Covenants of CTI Group..............................38
       5.9    Indemnification, Exculpation and Insurance.....................40
       5.10   No Solicitation by CTI Group...................................41

       5.11   Employee Stock Option and Benefit Plans........................43

ARTICLE VI.  CONDITIONS TO THE MERGER........................................44
       6.1    Conditions.....................................................44
       6.2    Additional Conditions to Obligations of CTI Group..............44
       6.3    Additional Conditions to Obligations of Centillion.............46

ARTICLE VII.  TERMINATION....................................................48
       7.1    Termination....................................................48
       7.2    Effect of Termination..........................................49
       7.3    Fees and Expenses..............................................49

ARTICLE VIII.  INDEMNIFICATION...............................................50
       8.1    Indemnification................................................50
       8.2    Conditions of Indemnification..................................50
       8.3    Remedies.......................................................51

ARTICLE IX.  MISCELLANEOUS...................................................52
       9.1    Notices........................................................52
       9.2    Survival of Representations and Warranties and Agreements......53
       9.3    Amendment......................................................53
       9.4    Extension; Waiver..............................................53
       9.5    Successors and Assigns.........................................53
       9.6    Governing Law..................................................53
       9.7    Jurisdiction...................................................53
       9.8    Counterparts; Effectiveness....................................54
       9.9    Entire Agreement; No Third-Party Beneficiaries.................54
       9.10   Headings.......................................................54
       9.11   Schedules......................................................54
       9.12   Waiver of Jury Trial...........................................54
       9.13   Severability...................................................54
       9.14   Disclosure Schedules...........................................54

EXHIBITS

       EXHIBIT A           SURVIVING CORPORATION - ARTICLES OF INCORPORATION
                           CAPITAL STOCK PROVISIONS

       EXHIBIT B           SURVIVING CORPORATION BYLAWS

       EXHIBIT C           DIRECTORS AND EXECUTIVE EMPLOYMENT

       EXHIBIT D           SHAREHOLDER LLC PROMISSORY NOTE

       EXHIBIT E           ANTHONY JOHNS EMPLOYMENT AGREEMENT

       EXHIBIT F           FORM OF PROMISSORY NOTE

       EXHIBIT G           DIVESTED CENTILLION SUBSIDIARIES

                             INDEX OF DEFINED TERMS

Term                                                                    Section
----                                                                    -------
Additional Stock Rights ....................................................1.5
Affiliate .................................................................1.14
Average Market Price .......................................................1.9
Billing Business ..........................................................4.25
Business Day ..............................................................5.10
Centillion Capital Stock  ..................................................1.5
Centillion Dissenting Shares  .............................................1.13
Centillion Disclosure Schedule ......................................Article IV
Centillion Financial Statements ............................................4.7
Centillion Required Vote  ..................................................4.2
Centillion Stockholders  ..................................................1.14
Centillion Stockholders Meeting ............................................5.6
Certificate ................................................................1.5
Change in Law...............................................................6.3
Class A Common Stock  ......................................................1.5
Class B Common Stock .......................................................1.5
Closing ....................................................................1.2
Closing Date ...............................................................1.2
Code ..................................................................Preamble
Confidentiality Agreement ..................................................5.5
Contingent Stock Warrant  ..................................................1.5
CTI Group Acquisition Agreement  ..........................................5.10
CTI Group Applicable Period ...............................................5.10
CTI Group Capital Stock  ...................................................1.5
CTI Group Competing Proposal  .............................................5.10
CTI Group Disclosure Schedule  .....................................Article III
CTI Group Dissenting Shares ...............................................1.13
CTI Group Required Vote  ...................................................3.2
CTI Group Shareholders Meeting  ............................................5.6
CTI Group Superior Proposal  ..............................................5.10
Covered Disposition ................................................Exhibit "A"
Delaware Certificate of Merger .............................................1.3
DGCL  ......................................................................1.1
Dissenting Shares .........................................................1.13
Effective Time .............................................................1.3
Employee Plan .............................................................3.17
Environmental Law .........................................................3.19
ERISA .....................................................................3.17
Escrow Conversion Ratio . .................................................1.14
Escrow Distribution Date  .................................................1.14

Term                                                                   Section
----                                                                   -------
Escrowed Stock .............................................................1.5
Exchange Act ...............................................................3.3
Exchange Agent .............................................................1.6
Form S-4  ..................................................................5.6
GAAP  ......................................................................3.8
Governmental Entity ........................................................3.3
Hazardous Substance .......................................................3.19
IBCL  ......................................................................1.1
Indiana Articles of Merger ................................................1.3
Intellectual Property  ....................................................3.20
Lien .......................................................................3.4
LLC  .......................................................................6.2
Material Adverse Effect ....................................................3.1
Merger ................................................................Preamble
Merger Consideration .......................................................1.5
Other Filings ..............................................................3.7
Person ....................................................................1.10
Proxy Statement/Prospectus .................................................5.6
SEC Reports ................................................................3.7
Shareholder Promissory Note ...............................................1.15
Specified Contracts  ......................................................3.14
Subsidiary .................................................................3.1
Subsidiary Securities ......................................................3.6
Surviving Corporation ......................................................1.1
Target Revenue  ...........................................................1.14
Taxes .....................................................................3.18
Termination Date  ..........................................................7.1
Tracked Assets  ............................................................6.2
Violation ..................................................................3.4

AGREEMENT AND PLAN OF MERGER, dated as of February___, 2000 (this "Agreement"), between CTI GROUP (HOLDINGS) INC., a Delaware corporation ("CTI Group"), and CENTILLION DATA SYSTEMS, INC., an Indiana corporation ("Centillion").

                              W I T N E S S E T H:
                               -------------------

       WHEREAS, the respective Boards of Directors of CTI Group and Centillion have each determined that the merger of Centillion with and into CTI Group (the "Merger") is in the best interests of their respective stockholders, such Boards of Directors have adopted resolutions approving the Merger and recommending that their respective stockholders adopt and approve this Agreement, and the Board of Directors of Centillion has also determined that the terms of the Merger are fair to holders of the issued and outstanding shares of capital stock of Centillion, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of capital stock of Centillion issued and outstanding immediately prior to the Effective Time, other than shares owned or held by CTI Group or Centillion and other than Dissenting Shares, will be converted into the right to receive the applicable Merger Consideration as set forth in Section 1.5;

       WHEREAS, CTI Group and Centillion desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

       WHEREAS, CTI Group and Centillion intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

       NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Indiana Business Corporation Law (the "IBCL"), Centillion shall be merged with and into CTI Group at the Effective Time. Following the Merger, the separate corporate existence of Centillion shall cease and CTI Group shall continue as the surviving corporation (the "Surviving Corporation").

1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Standard time, on the second Business Day after the satisfaction or (subject to applicable law) waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, unless another place is agreed to in writing by the parties hereto.

1.3 Effective Time. As soon as practicable following the Closing, the parties shall:

    (a) (i) file a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL; and

    (b) (i) file articles of merger (the "Indiana Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the IBCL and (ii) make all other filings or recordings required under the IBCL. The Merger shall become effective upon the later to occur of the filing of
(i) the Delaware Certificate of Merger with the Delaware Secretary of State and
(ii) the Indiana Articles of Merger with the Indiana Secretary of State, or at such subsequent time as CTI Group and Centillion shall agree and set forth in the Delaware Certificate of Merger and the Indiana Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL and the IBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Centillion shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Centillion shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Effect on Capital Stock.

    (a) As contemplated in Section 2.1, at the Effective Time, the certificate of incorporation of CTI Group will be amended to provide for the following classes of capital stock of CTI Group:

        (i) Class A Common Stock; par value $0.01 per share; 46,500,000 shares ("Class A Common Stock"); and

        (ii) Class B Common Stock; par value $0.01 per share; 3,500,000 shares ("Class B Common Stock").

The foregoing classes of capital stock, including the capital stock of CTI Group outstanding (and included in the Class A Common Stock as of the date hereof) are herein collectively referred to as "CTI Group Capital Stock".

    (b) At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof (in each of the following cases other than such shares owned or held by CTI Group or Centillion, which shall automatically be retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and other than Dissenting Shares):

        (i) Except to the extent that subparagraph (b)(ii) below applies, the shares of capital stock of Centillion issued and outstanding immediately prior to the Effective Time (the "Centillion Capital Stock"), shall be converted into the following (the "Merger Consideration") pro rata, on a per share equivalent basis:

            (A) 12,295,838 shares of Class A Common Stock, of which 9,080,738 shares shall be distributed at Closing, and 3,215,100 shares (the "Escrowed Stock") shall be delivered at Closing into the escrow established in Section
1.14 hereof for the benefit of the holders of Centillion Capital Stock, to be held, distributed and/or canceled in accordance with the terms of such escrow.

            (B) 3,500,000 of Class B Common Stock.

            (C) The right to receive additional shares of Class A Common Stock on the terms and conditions set forth in Section 1.15 hereof (the "Additional Stock Rights").

            (D) The right to purchase some or all of the Escrowed Stock under
Section 1.14(d).

        (ii)Centillion shall have the option to have the Merger Consideration to be as set forth below instead of as set forth in 1.5(b)(i) above. The option shall be exercised by Centillion having, at the Effective Time, the balance sheet of Centillion reflecting cash of not less than $8,000,000 in lieu of the $6,500,000 provided for in Section 6.2(d). In such event, the Centillion Capital Stock shall be converted pro rata, on a per share equivalent basis as follows:

            (A) 12,962,504 shares of Class A Common Stock, of which 9,747,404 shares shall be distributed at Closing, and 3,215,100 of Escrowed Stock shall be delivered at Closing into the escrow established in Section 1.14 hereof for the benefit of the holders of Centillion Capital Stock, to be held, distributed and/or canceled in accordance with the terms of such escrow.

            (B) 2,833,334 of Class B Common Stock.

            (C) The right to receive Additional Stock Rights on the terms and conditions set forth in Section 1.15 hereof.

            (D) The right to purchase some or all of the Escrowed Stock under
Section 1.14(d).

    (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Centillion Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Centillion Capital Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Centillion Capital Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of applicable CTI Group Capital Stock to be issued in consideration therefor and any dividends or other distributions to which holders of Centillion Capital Stock become entitled all in accordance with this Article I upon the surrender of such certificate.

    (d) Each share of Centillion Capital Stock issued and owned or held by CTI Group or Centillion at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of CTI Group or other consideration shall be delivered in exchange therefor.

    (e) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Centillion Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Centillion Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

1.6 Exchange Agent. Prior to the Effective Time, CTI Group shall appoint American Stock Transfer or another commercial bank or trust company reasonably satisfactory to Centillion to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, CTI Group shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Centillion Capital Stock, certificates representing the applicable CTI Group Capital Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Centillion Capital Stock in the Merger. CTI Group agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 1.9.

1.7 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as CTI Group may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of applicable CTI Group Capital Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.5, and (B) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional shares of applicable CTI Group Capital Stock pursuant to Section 1.9 and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash so payable.

1.8 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of CTI Group Capital Stock with a record date after the Effective Time shall be paid to the holder of any un-surrendered Certificate with respect to the shares of CTI Group Capital Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of CTI Group Capital Stock shall be paid to any such holder until such holder shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of CTI Group Capital Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of CTI Group Capital Stock to which such holder is entitled pursuant to Section 1.9 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CTI Group Capital Stock.

1.9 No Fractional Shares of CTI Group Capital Stock.

    (a) No certificates or scrip or shares of CTI Group Capital Stock representing fractional shares of CTI Group Capital Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of CTI Group or a holder of shares of CTI Group Capital Stock.

    (b) Notwithstanding any other provision of this Agreement, each holder of shares of Centillion Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of applicable CTI Group Capital Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable CTI Group Capital Stock multiplied by (ii) the per share Average Market Price (as hereinafter defined) for Class A Common Stock or $1.50 per share for Class B Common Stock. The fractional share interests of CTI Group Capital Stock will be aggregated, and no recordholder of Centillion Capital Stock will receive cash in an amount equal to or greater than the value of one full share of CTI Group Capital Stock determined as of the Effective Time.

    (c) For purposes of this Agreement, the "Average Market Price" of the Class A Common Stock at any date shall mean the average of the daily last reported sale price per share of the Class A Common Stock on the NASDAQ National Market System (or if such stock is then listed on the New York Stock Exchange, on such Exchange) during the most recent twenty (20) consecutive full Business Days before such date, provided that if there was no reported sale on any such day or days, there shall be substituted the average of the closing bid and asked quotations on that Market or Exchange on that day or days, and provided further that, if the Class A Common Stock is not listed on that Market or Exchange on any such day or days, there shall be substituted the comparable sale price or average of bid and asked quotations on the principal national securities exchange on which such Class A Common Stock is so listed, or if not so listed on any national securities exchange, the average of the highest bid and the lowest asked quotations in the over-the-counter market that day or days.

1.10 No Liability. None of Centillion, CTI Group or the Exchange Agent shall be liable to any Person (as defined below) in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable CTI Group Capital Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. For purposes of this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. If any Certificate shall not have been surrendered prior to eight (8) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of CTI Group Capital Stock pursuant to this Article I, would otherwise escheat to or become the property of any Governmental Entity(as defined below)), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to CTI Group, upon demand, and any holders of Centillion

Capital Stock who have not theretofore complied with the provisions of this
Article I shall thereafter look only to CTI Group for satisfaction of their claims for such Merger Consideration, dividends or distributions in respect thereof or such cash.

1.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person, in a form and substance satisfactory to CTI Group and containing an appropriate indemnity against claims, claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Centillion Capital Stock formerly represented thereby, any cash in lieu of fractional shares of CTI Group Capital Stock, and unpaid dividends and distributions on shares of CTI Group Capital Stock deliverable in respect thereof, pursuant to this Agreement.

1.12 Stock Transfer Books. At the close of business, Eastern Standard Time, on the day the Effective Time occurs, the stock transfer books of Centillion shall be closed and there shall be no further registration of transfers of shares of Centillion Capital Stock thereafter on the records of Centillion. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Centillion Capital Stock formerly represented thereby, except as otherwise provided herein or by law.

1.13 Dissenting Shares.

     (a) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, shares of Centillion Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Sections 23-1-44-1 et seq. of the IBCL (the "Centillion Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until such stockholders shall have failed to perfect their right of payment under applicable law, but, instead, the holders thereof shall be entitled to payment of the fair value of such Centillion Dissenting Shares in accordance with the IBCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of such Centillion Capital Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the applicable Merger Consideration, in the manner provided for in Section 1.5(b). Centillion shall give CTI Group prompt notice of any notice or demand filed pursuant to Sections 23-1-44-1 et seq. of the IBCL received by Centillion, withdrawals of such notice or demand and any other instruments served in connection therewith pursuant to the IBCL and received by Centillion. Centillion shall not, except with the prior written consent of CTI Group, (x) make any payment with respect to any such objection,
(y) offer to settle or settle any such objection or (z) waive any failure to timely deliver a written objection in accordance with the IBCL.

     (b) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, holders of shares of CTI Group Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "CTI Group Dissenting Shares") shall be entitled to payment of the fair value of such CTI Group Dissenting Shares determined in accordance with Section 262 of the DGCL. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each such share of CTI Group Capital

Stock held by such stockholder shall thereupon be deemed to remain issued and outstanding and unchanged as a validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation. CTI Group shall give Centillion prompt notice of CTI Group's receipt of any notice or demand for appraisal or payment pursuant to Section 262 of the DGCL, withdrawals thereof and any other instruments served in connection therewith pursuant to the DGCL and received by CTI Group. CTI Group shall not, except with the prior written consent of Centillion, (x) make any payment with respect to such objection, (y) settle or offer to settle any such objection or (z) waive any failure to timely deliver a written objection in accordance with the DGCL.

1.14 Escrow. The Escrowed Stock shall be delivered to the holders of Centillion Capital Stock who received Class A Common Stock in the Merger (the "Centillion Stockholders"), in the manner set forth below on (or within thirty (30) days following) the Escrow Distribution Date.

     (a) If the Target Revenue is equal to or greater than $12 million, then, all of the Escrowed Stock shall be delivered by the Escrow Agent to the Centillion Stockholders who received Class A Common Stock under Section 1.5(b)(i), on the same per share basis; and

     (b) If the Target Revenue is less than $12 million, then, only such number of shares of the Escrowed Stock (rounded down to the nearest whole number) as is equal to the number of shares of Escrowed Stock originally delivered into escrow, multiplied by the Escrow Conversion Ratio shall be distributed; and any shares of the Escrowed Stock which are not so distributed, after giving effect to the provisions of Subsection (d) below, shall be canceled and/or returned to treasury. For purposes of this provision the "Escrow Conversion Ratio" shall be the fraction obtained by subtracting from 1.000, the number determined by dividing: (A) the result obtained by subtracting the amount of Target Revenue from $12 million; by (B) $12 million.

     (c) For purposes of this provision, the term "Target Revenue" shall mean the sum of the gross revenues received by CTI Group during, and properly attributable thereto under GAAP (as hereinafter defined), the period beginning on September 20, 2000 and ending on the third anniversary following such date (such third anniversary being the "Escrow Distribution Date"), from (i) a contract with Sprint Communications Company, L.P. dated August 8, 1997 or any successor or affiliate of such company and (ii) revenues, other than the proceeds of any settlements or judgments, received from parties which are either defendants in any patent infringement action relating to U.S. Patent No. 5287270 or U.S. Patent No. 5325290 or who have been or may be sent letters in the future indicating that CTI Group believes are infringing such patents. Section 4.20(d) of Centillion's Disclosure Schedule contains a list of defendants or parties that have been notified that Centillion believes may be infringing on such patents.

     (d) No fractional shares or scrip representing fractional shares of the Escrowed Stock shall be issued pursuant to this Section 1.14; provided, however, that if as the result of the operation of Subsection (b) above, a recipient of Merger Consideration under Section 1.5 is to receive a number of shares of Escrowed Stock which is less than the number of shares of Escrowed Stock such holder would have received had the distribution been made under Subsection (a) above, then, and in such event, such holder shall have the right (exercisable in whole or in part, but not later than ten (10) days after the date on which the Escrowed Stock was or would have been distributed as the case may be) to purchase from CTI Group (at a per share equivalent purchase price of $1.50 per share) such number of shares (or partial shares) of the Escrowed Stock as will result in such holder receiving, in the aggregate under subsections (b) and (d), the same number of shares of Escrowed Stock as such holder would have received if the distribution of Escrowed Stock had been made under Subsection (a) above.

     (e) An executive committee described in Exhibit "C" shall, by unanimous vote, determine the Escrow Stock to be distributed pursuant to this Section
1.14. Any controversy or claim arising out of or relating to this Section 1.14, shall be settled by a binding arbitration in Philadelphia, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

1.15 Additional Stock Rights.

     (a) Subject to Subsection (b) below, on the last day of the fiscal quarter in which payments of any kind are received by CTI Group with respect to the outstanding principal balance of the Promissory Note issued to Centillion attached as Exhibit "D" (the "Shareholder LLC Promissory Note"), the Centillion Stockholders shall be entitled to receive, and CTI Group shall distribute, pro rata on a per share basis, additional shares of Class A Common Stock equal in value to the payment received. The number of additional shares of Class A Common Stock to be so distributed shall be determined by dividing (x) the dollar amount of payment(s) received by CTI Group with respect to the outstanding principal balance of the Shareholder LLC Promissory Note (subject to Subsection (b) below), by (y) an amount equal to eighty-eight percent (88%) of the Average Market Value of a single share of Class A Common Stock on the date of distribution.

     (b) CTI Group shall not be required to distribute additional shares of Class A Common Stock under Subsection (a) above unless and until the aggregate amount of principal payments received equals or exceeds $1,000,000 in a fiscal quarter, with distribution to be made on the last day of such fiscal quarter. For purposes of this Subparagraph (b), if the aggregate payments received in any fiscal quarter do not equal or exceed $1,000,000, then such payments shall be carried over to subsequent quarters until the aggregate amount of payments received equals or exceeds $1,000,000.

     (c) If all or any portion of the Shareholder LLC Promissory Note remains outstanding more than five (5) years after the Effective Time, the value of the Shareholder LLC Promissory Note at such time (after giving effect to payments already made with respect to the Shareholder LLC Promissory Note and the Class A Common Stock issued in connection therewith under Subsection (a) above) shall be determined by appraisal in accordance with Section 3(d) of the Articles of Incorporation attached hereto as Exhibit "A", and the appraised value of the Shareholder LLC Promissory Note shall be distributed to the Centillion Stockholders in the form of additional shares of Class A Common Stock, pro rata on a per share basis, with the number of additional shares of Class A Common Stock to be so distributed, determined by dividing (x) the appraised value of the Shareholder LLC Promissory Note, by (y) an amount equal to eighty-eight percent (88%) of the then Average Market Value of a single share of Class A Common Stock on the date of distribution.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

2.1 Certificate of Incorporation. The certificate of incorporation of the CTI Group in effect at the Effective Time shall be amended to read as set forth in Exhibit "A" hereto.

2.2 Bylaws. The bylaws of CTI Group in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law; provided, however, that at and as of the Effective Time, the bylaws of CTI Group shall be amended to read as set forth in Exhibit "B" hereto.

2.3 Directors. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall be determined in the manner set forth in Exhibit "C" hereto.

2.4 Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers of the Surviving Corporation shall be determined in the manner set forth in Exhibit "C" hereto.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CTI GROUP

       CTI Group represents and warrants to Centillion that except as set forth in the Disclosure Statement delivered to Centillion prior to the execution of this Agreement (the "CTI Group Disclosure Schedule"):

3.1 Corporate Existence and Power. CTI Group is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business assets or results of operations of CTI Group and its Subsidiaries (as defined below), taken as a whole, or upon the ability of CTI Group to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (a "Material Adverse Effect"). CTI Group is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. CTI Group has heretofore delivered to Centillion complete and correct copies of CTI Group's and each Subsidiary's certificate of incorporation and bylaws or equivalent organizational documents as currently in effect. Such certificate of incorporation, bylaws and equivalent organizational documents are in full force and effect. A true and complete list of all of CTI Group's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary is set forth in Section 3.1 of the CTI Group Disclosure Schedule. For purposes of this Agreement, a "subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned or controlled by such Person, or any Person otherwise consolidated or aggregated in accordance with GAAP, and unless otherwise specified, "Subsidiary" means a subsidiary of CTI Group or Centillion, as the context requires.

3.2 Corporate Authorization. The execution, delivery and performance by CTI Group of this Agreement and the consummation by CTI Group of the transactions contemplated hereby are within CTI Group's corporate powers and except for any required approvals by CTI Group's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares (if required by law) is the only vote of the holders of any of CTI Group's capital stock necessary in connection with the consummation of the Merger (the "CTI Group Required Vote"). This Agreement has been duly and validly authorized (assuming receipt of the CTI Group Required Vote), executed and delivered by CTI Group and, assuming the due and valid authorization, execution and delivery of this Agreement by Centillion and receipt of all required approvals by Centillion's stockholders in connection with the consummation of the Merger, constitutes a valid and binding agreement of CTI Group, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

3.3 Governmental Authorization. The execution, delivery and performance by CTI Group of this Agreement and the consummation by CTI Group of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any Governmental Entity (as defined below), other than (i) the filing of a certificate of merger and articles of merger in accordance with the DGCL and the IBCL, respectively, (ii) compliance with any applicable requirements of state takeover laws, (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and (iv) any action, filing, consent, waiver, approval, authorization or permit that would not in the aggregate prevent or delay consummation of the Merger in any material respect, or otherwise prevent CTI Group from performing its obligations under this Agreement in any material respect or would not in the aggregate have a Material Adverse Effect. For purposes of this Agreement, "Governmental Entity" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

3.4 Non-contravention. Assuming compliance with the matters referred to in
Section 3.2 and Section 3.3, the execution, delivery and performance by CTI Group of this Agreement and the consummation by CTI Group of the transactions contemplated hereby do not and will not (i) assuming receipt of the approval of stockholders referred to in Section 3.2, contravene or conflict with the certificate of incorporation or bylaws of CTI Group, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to CTI Group or any Subsidiary, (iii) result in a breach or violation of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under) or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of CTI Group or any Subsidiary or to a loss of any benefit to which CTI Group or any Subsidiary is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon CTI Group or any Subsidiary or any of their respective assets (including any material license, franchise, permit or other similar authorization held by CTI Group or any Subsidiary) or (iv) result in the creation or imposition of any Lien on any asset of CTI Group or any Subsidiary, except for such contraventions, conflicts or violations referred to in clause (ii) and breaches, violations, defaults, rights of termination, cancellation or acceleration, losses, Liens or other occurrences referred to in clauses (iii) and (iv) (each, a "Violation") that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

3.5 Capitalization. The authorized capital stock of CTI Group consists of 50,000,000 shares of Common Stock. Section 3.5 of the CTI Group's Disclosure Schedule accurately lists all outstanding shares, warrants and options of CTI Group's stock outstanding (including for any options and warrants the identity of the holder, the exercise price and the expiration date) as of the date of this Agreement.

3.6 Subsidiaries.

    (a) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate or partnership powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals, the absence of which would not have individually or in the aggregate a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for such qualifications the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of CTI Group, is owned by CTI Group, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of CTI Group or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from CTI Group or any Subsidiary, and no other obligation of CTI Group or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses 3.6(b)(i) and 3.6(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of CTI Group or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

3.7 SEC Filings; Financial Statements.

    (a) SEC Filings:

        (i) CTI Group has filed with the SEC all forms, reports, definitive proxy statements, schedules and registration statements (the "SEC Reports") required to be filed with the SEC since October 25, 1999;

        (ii) As of their respective filing dates, none of the SEC Reports as amended or supplemented contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

        (iii) The SEC Reports when filed complied in all material respects with applicable substantive requirements of the Exchange Act;

        (iv) None of the information (i) supplied by CTI Group in writing specifically for inclusion or incorporation by reference in the Proxy Statement
(ii) in any document to be filed with the SEC in connection with the transactions contemplated by this Agreement (the "Other Filings") or (iii) provided to Centillion in connection with or in contemplation of the transactions set forth in this Agreement will, at the respective times filed with the SEC or at the Effective Time, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and

        (v) Each document required to be filed by CTI Group with the SEC or required to be distributed or otherwise disseminated to CTI Group's stockholders in connection with the transactions contemplated by this Agreement, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

    (b) Except as set forth in Section 3.7 of the CTI Group Disclosure Schedule, the audited consolidated financial statements of CTI Group dated March 31, 1999 and unaudited consolidated interim financial statements of CTI Group included in the SEC Reports filed prior to and including October 25, 1999 fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or in the case of unaudited interim financial statements as permitted by Form 10-Q of the SEC), the consolidated financial position of CTI Group and its consolidated Subsidiaries as of the dates thereof and its consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Notwithstanding any provision contained herein, no representation is made in this Agreement with respect to any financial statement contained in an SEC Report that has been restated or amended in a subsequent SEC Report.

3.8 No Undisclosed Material Liabilities. Except as set forth in Section 3.8 of CTI Group's Disclosure Schedule and as disclosed in the SEC Reports, or to the extent the existence of such liability would not have a Material Adverse Effect, neither CTI Group nor any of its Subsidiaries has any liabilities of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with generally accepted accounting principles ("GAAP") which are, either individually or in the aggregate, material to the business, operations or financial condition of CTI Group and its subsidiaries taken as a whole, except liabilities adequately provided for or referred to in CTI Group's balance sheet and the related notes attached thereto as of September 30, 1999.

3.9 Absence of Certain Changes. Since September 30, 1999, the business of CTI Group and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed in the SEC Reports or in the CTI Group Disclosure Schedule, there has not been:

    (a) any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on CTI Group;

    (b) any amendments or changes in the Certificate of Incorporation or bylaws of CTI Group;

    (c) any damage to, destruction or loss of any assets of CTI Group (whether or not covered by insurance) that would have a Material Adverse Effect;

    (d) any change by CTI Group in its accounting methods, principles or practices;

    (e) any revaluation by CTI Group of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (f) any sale of a material amount of assets of CTI Group, except for the sale of inventory in the ordinary course of business;

    (g) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of CTI Group or any redemption, purchase or other acquisition of any of its securities;

    (h) any entry by CTI Group into any commitment or transaction material to CTI Group, including, without limitation, any long-term supply agreements or partnership, joint venture or other similar arrangements;

    (i) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable to any officers or key employees of CTI Group except in the ordinary course of business consistent with past practice;

    (j) any issuance, delivery, or sale of, or authorization of the issuance, delivery or sale of, any share of capital stock or any option or rights with respect thereto, other than the issuance of common stock pursuant to Plans outstanding on the date of this Agreement, or modification or amendment of any right of any holder of outstanding shares of capital stock or Options with respect thereto; or

    (k) any incurring of (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee of any such indebtedness other than in the ordinary course of business consistent with past practice.

3.10 Litigation. Except as set forth in CTI Group's SEC Reports filed prior to the date hereof or in Section 3.10 of CTI Group's Disclosure Schedule, as of the date hereof there is no action, suit investigation or proceeding pending, or to the knowledge of CTI Group, threatened, against CTI Group or any of its Subsidiaries, or any of their respective properties, before any court, arbitrator or other Governmental Entity which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

3.11 Compliance with Applicable Laws. CTI Group and its Subsidiaries are in substantial compliance with all laws, regulations and orders of any Governmental Entity applicable to it or such Subsidiaries, except for such failures so to comply which would not have a Material Adverse Effect.

3.12 Permits. CTI Group and its Subsidiaries hold all material licenses, permits and other authorizations issued by Governmental Entities for the operation of their respective businesses, except those licenses, permits and authorizations the absence of which would not have a Material Adverse Effect.

3.13 Insurance. Schedule 3.13 is an accurate and complete list and description of all Insurance Policies currently owned or maintained by CTI Group and its Subsidiaries (except Insurance Policies that constitute Employee Benefit Plans) in connection with or for the benefit of its business and all liability and errors and omissions Insurance Policies owned or maintained by it or any of its predecessors at any time during the five (5) years prior to the date of this Agreement. Except as described in Schedule 3.13, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. CTI Group has not received notice of cancellation with respect to any such current Insurance Policy, and there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.13. Except as described on Schedule 3.13, there are no claims that are pending under any of the Insurance Policies described on Schedule 3.13.

3.14 Contracts.

     (a) Schedule 3.14 is an accurate and complete list of all of the following types of Contracts to which CTI Group is a party or by which CTI Group is bound (collectively, the "Specified Contracts"), grouped into the following categories and, where applicable, subdivided by product line: (a) each customer Contract that is in excess of $25,000 and to the extent that the total number of such Contracts is less than 20, then the 20 largest Contracts; (b) each supplier Contract, each Contract for the purchase, lease or maintenance of computer equipment and other equipment and each Contract for the purchase, license, lease or maintenance of software under which CTI Group is the purchaser, licensee, lessee or user that is in excess of $25,000 and to the extent that the total number of such Contracts over $25,000 is less than 20, then the 20 largest Contracts; (c) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by CTI Group including a description of the Real Property; (d) loan agreements, mortgages, notes, guarantees and other financing Contracts; (e) employment, consulting and sales representative Contracts other than those for "at will" employment; (f) Contracts under which any rights in or ownership of CTI Group's business, any predecessor thereof, or any part of the customer base or business of CTI Group's business was acquired; (g) other Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 3.13, excluding this Agreement and all other Contracts entered into between CTI Group and Centillion, or among CTI Group, Centillion and other parties in connection herewith); and (h) each Contract listed as an exhibit to CTI Group's 10-KSB or any SEC Report filed thereafter. A description of each oral Specified Contract is included on
Schedule 3.14, and copies of each written Specified Contract have been delivered to Centillion. Except as described in Schedule 3.14, with respect to each of the Specified Contracts, neither the CTI Group nor any of its Subsidiaries nor, to the knowledge of CTI Group, any other party thereto, is in breach, default or violation of any term, condition or provision of any Specified Contract, except for any breaches, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in Schedule 3.14, neither CTI Group nor any of its Subsidiaries has given or received any notice of default or notice of termination with respect to any Specified Contract where such default would result in a Material Adverse Effect.

     (b) Each Specified Contract is a valid, binding and enforceable obligation of CTI Group or its Subsidiary, as the case may be, and, to the knowledge of CTI Group, of each party thereto, and is in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 Properties.

     (a) Except as set forth in Section 3.15 of CTI Group's Disclosure Schedule, CTI Group and its Subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title on leasehold rights. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by CTI Group or any of its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms against CTI Group and, to CTI Group's knowledge, against the other parties thereto. The tangible personal property of CTI Group has no material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such tangible personal property is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

     (b) Except as set forth in Section 3.15 of CTI Group's Disclosure Schedule, Consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation or, or require the consent of others under, any lease in which CTI Group or any of its Subsidiaries is a lessee.

3.16 Employees and Independent Contractors. Schedule 3.16 is a list of all of CTI Group's employees and (a) their titles or responsibilities; (b) their current salaries or wages; (c) their last compensation changes and the dates on which such changes were made; (d) any specific bonus, commission or incentive plans or agreements for or with them; and (e) any outstanding loans or advances made to them. CTI Group has delivered to Centillion an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on
Schedule 3.16 at any time during the past twelve months. Schedule 3.16 includes a list of all sales representatives and independent contractors engaged in CTI Group's business, their payment arrangements, and a brief description of their jobs or projects currently in progress. CTI Group is in substantial compliance with all Laws respecting employment practices, except where such non-compliance will not result in a Material Adverse Effect. CTI Group has never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of CTI Group. CTI Group has not experienced any labor problem that was or would have a Material Adverse Effect on CTI Group's business. CTI Group's relations with its employees are currently on a good and normal basis, and no employee of CTI Group, to its actual knowledge, has indicated an intention to terminate his or her employment where such termination shall have a Material Adverse Effect. CTI Group does not have any actual knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with CTI Group's employees in a manner that would have a Material Adverse Effect.

3.17 Employee Benefit Plans.

     (a) Section 3.17 of the CTI Group Disclosure Schedule identifies each employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) has been entered into, maintained, administered or contributed to, as the case may be, by CTI Group or any Subsidiary and (ii) covers any employee or former employee (each, an "Employee Plan").

     (b) CTI Group has furnished or made available to Centillion copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and each trust related thereto has been determined to be exempt from tax pursuant to Section 501(a) of the Code, and CTI Group is not aware of any event that has occurred since the date of such determinations that would adversely affect such qualification or tax exempt status. CTI Group has provided Centillion with the most recent determination letter of the Internal Revenue Service relating to each such Employee

Plan. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code.

     (d) No Employee Plan is a multi-employer plan as defined in Section 3(37) of ERISA or is a plan subject to Title IV of ERISA.

     (e) Neither CTI Group nor any Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of CTI Group, except as required to avoid excise tax under Section 4980B of the Code.

     (f) Except as set forth in Section 3.17 of CTI Group's Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by CTI Group or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (g) Other than as described in Section 3.17 of CTI Group's Disclosure Schedule, no employee or former employee of CTI Group or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or an enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) under any Employee Plan as a result of the transactions contemplated hereby.

3.18 Taxes. Each of CTI Group and its Subsidiaries has filed all material Tax returns and reports required to be filed by it and has paid, or established adequate reserves for, all Taxes required to be paid by it. No deficiencies for any Taxes have been proposed, asserted or assessed against CTI Group, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

3.19 Environmental Matters. Except as set forth in Section 3.19 of the CTI Group Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) to CTI Group's knowledge no real property or any part thereof currently or formerly owned or operated by CTI Group or any current or former Subsidiary is contaminated with any Hazardous Substance (as defined herein) to an extent or in a manner or condition which may reasonably be expected to require investigation or remediation under any Environmental Law (as defined herein), (ii) no judicial or administrative action, suit or other proceeding is pending or to the knowledge of CTI Group or its Subsidiaries, threatened relating to or arising out of any Environmental Law, including, but not limited to, claims with respect to off-site disposal, off-site contamination, personal injury, property damage or natural resources damages, (iii) CTI Group and its Subsidiaries have not received in writing any claims, orders, citations, demands, requests for information or other notices alleging or concerning liability or assessing a penalty under any Environmental Law; and neither CTI Group nor any Subsidiary nor any of their operations is or has been in violation of or has any liability under an applicable Environmental Law and no condition or event has occurred with respect to CTI Group or any Subsidiary that would constitute a violation of or create liability under such Environmental Law, whether accrued, contingent, absolute, determined, determinable or otherwise, except for any condition(s) or violation(s) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) no expenditures by CTI Group or its Subsidiaries to maintain or achieve compliance with applicable Environmental Laws during the three (3) year period following the date hereof are anticipated except where such expenditures, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. "Environmental Law" means any applicable federal, state or local law, including common law, regulation, permit, license, certificate or other authorization, agreement, standard, directive, order, decree, judicial opinion or any other enforceable governmental authority requirement relating to noise, odor, Hazardous Substances, public and worker health and safety or the protection of the environment. "Hazardous Substance" means any toxic, hazardous or dangerous material, substance, chemical, waste, pollutant or contaminant, including, but not limited to petroleum and petroleum containing products, asbestos containing materials, PCBs and radioactive substances that is regulated by or under authority of any Environmental Law.

3.20 Patents and Other Proprietary Rights.

     (a) CTI Group and its Subsidiaries have not granted or promised to grant any exclusive licenses, or any material non-exclusive licenses other than those that have been previously granted or as may be granted in the normal course of business or granted as a result of any patent litigation, or covenants not to sue thereunder to any third party in respect of any Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted or as proposed to be conducted as reflected in CTI Group's existing business plans. The patents owned by CTI Group and its Subsidiaries are valid and enforceable to the best of CTI Group's and its Subsidiaries knowledge and any patent issuing from patent applications of CTI Group and its Subsidiaries will be valid and enforceable to the best of CTI Group's and its Subsidiaries knowledge for the duration of its term other than any such lack of validity or enforceabililty which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as would not have a Material Adverse Effect:

         (i) To the best of CTI Group's and its Subsidiaries knowledge, CTI Group and each of its Subsidiaries owns, or is licensed to use or to CTI Group's knowledge otherwise possesses the legal right to use (in each case, free and clear of any Liens (other than Liens arising out of payment obligations in respect of such Intellectual Property) in respect of CTI Group's or any of its Subsidiaries' interests therein) all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

         (ii) to the best of CTI Group's and its Subsidiaries knowledge, the use of any Intellectual Property by CTI Group and its Subsidiaries does not infringe on or otherwise violate the rights of any Person;

         (iii) to the best of CTI Group's and its Subsidiaries knowledge, no product (or component thereof or process) used, sold or manufactured by CTI Group or any of its Subsidiaries infringes or otherwise violates the Intellectual Property of any other Person; and

         (iv) to the best of CTI Group's and its Subsidiaries current knowledge, CTI Group or its Subsidiaries does not have any present knowledge of any Person that is challenging, infringing on or otherwise violating any right of CTI Group or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to CTI Group and its Subsidiaries. CTI Group and its Subsidiaries continue to diligently inform themselves of any actions by any other Person. For purposes of this Agreement "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; manufacturing know-how; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part, reissuances, reexaminations, extensions and renewal applications), and any renewals, extensions of reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; or any similar intellectual property or proprietary rights.

     (c) Except as set forth in Section 3.20 of CTI Group's Disclosure Schedule, none of the processes, techniques and formulae, research and development results and other know-how relating to the business of CTI Group and its Subsidiaries, the value of which to CTI Group is contingent upon maintenance of the confidentiality thereof has been disclosed by CTI Group or any affiliate thereof to any Person other than Persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law, other than any such disclosure which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (d) Section 3.20 of CTI Group's Disclosure Schedule sets forth all CTI Group Intellectual Property used in or necessary for the conduct of its business as currently conducted.

3.21 Year 2000. CTI Group and its Subsidiaries have put into effect practices and programs which CTI Group believes will enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by CTI Group or any of its Subsidiaries in the operations of its or their respective business to be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000, except for those failures that would not reasonably be expected to have a Material Adverse Effect.

3.22 Brokers. Except for Pasco Business Trust, neither CTI Group or any of its Subsidiaries, or any of their respective officers, directors or employees has employed any investment banker, broker, finder or other intermediary or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for which Centillion or any Subsidiary is or might be liable. The compensation payable to Pasco Business Trust shall not exceed $283,125.14.

3.23   Intentionally left blank

3.24 No Other Representations. Except as specifically set forth in this Article III, CTI Group has not made, and the Centillion has not relied upon, any other representations or warranties, whether express or implied.

3.25 Certain Interests. Except as set forth in Section 3.25 of the CTI Group Disclosure Schedule, neither CTI Group nor any Subsidiary, nor any of their respective officers, directors or affiliates, has (a) any direct or indirect interest (other than the ownership of less than 1% of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with CTI Group, or (b) any direct or indirect interest in any property or assets used by, or relating to, CTI Group or its business, except for the ownership of CTI Group's capital stock.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CENTILLION

    Centillion represents and warrants to CTI Group that except as set forth in the Disclosure Schedule delivered to CTI Group prior to the execution of this Agreement (the "Centillion Disclosure Schedule"):

4.1 Corporate Existence and Power. Centillion is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Centillion is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. Centillion has heretofore delivered to CTI Group complete and correct copies of Centillion's and each Subsidiary's articles of incorporation and bylaws or equivalent organizational documents as currently in effect. Such articles of incorporation, bylaws and equivalent organizational documents are in full force and effect. A true and complete list of all of Centillion's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary is set forth in Section 4.1 of the Centillion Disclosure Schedule.

4.2 Corporate Authorization. The execution, delivery and performance by Centillion of this Agreement and the consummation by Centillion of the transactions contemplated hereby are within Centillion's corporate powers and except for any required approvals by Centillion's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares (if required by law) is the only vote of the holders of any of Centillion's capital stock necessary in connection with the consummation of the Merger (the "Centillion Required Vote"). This Agreement has been duly and validly authorized (assuming receipt of the Centillion Required Vote), executed and delivered by Centillion and, assuming the due and valid authorization, execution and delivery of this Agreement by CTI Group and receipt of all required approvals by CTI Group's stockholders in connection with the consummation of the Merger, constitutes a valid and binding agreement of Centillion, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. Certain shareholders of Centillion have executed agreements pursuant to which they have agreed to vote their shares or shares within their control in favor of approving this Merger. Such agreements accurately set forth the number of shares held by each shareholder.

4.3 Governmental Authorization. The execution, delivery and performance by Centillion of this Agreement and the consummation by Centillion of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any Governmental Entity, other than (i) the filing of a certificate of merger and articles of merger in accordance with the DGCL and the IBCL, respectively, (ii) compliance with any applicable requirements of state takeover laws, and (iii) any action, filing, consent, waiver, approval, authorization or permit that would not in the aggregate prevent or delay consummation of the Merger in any material respect, or otherwise prevent Centillion from performing its obligations under this Agreement in any material respect or would not in the aggregate have a Material Adverse Effect.

4.4 Non-contravention. Assuming compliance with matters in Section 4.2 and 4.3, the execution, delivery and performance by Centillion of this Agreement and the consummation by Centillion of the transactions contemplated hereby do not and will not (i) assuming receipt of the approval of stockholders referred to in
Section 4.2, contravene or conflict with the certificate of incorporation or bylaws of Centillion, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Centillion or any Subsidiary, (iii) result in a breach or violation of or constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under) or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of Centillion or any Subsidiary or to a loss of any benefit to which Centillion or any Subsidiary is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon Centillion or any Subsidiary or any of their respective assets (including any material license, franchise, permit or other similar authorization held by Centillion or any Subsidiary) or (iv) result in the creation or imposition of any Lien on any asset of Centillion or any Subsidiary, except for such contraventions, conflicts or violations referred to in clause (ii) and breaches, violations, defaults, rights of termination, cancellation or acceleration, losses, Liens or other occurrences referred to in clauses (iii) and (iv) that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

4.5 Capitalization. The authorized capital stock of Centillion consists of 10,000,000 shares of Common Stock of which 3,696,632 are outstanding on a diluted basis or 3,787,587 are outstanding on an undiluted basis. By the Effective Time Centillion shall deliver a list of all outstanding shares and shareholders of such stock. As of the Effective Time there will be no options or warrants outstanding.

4.6 Subsidiaries.

    (a) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate or partnership powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals, the absence of which would not have individually or in the aggregate a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for such qualifications the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of organization are identified in Section 4.6(a) of the Centillion Disclosure Schedule.

    (b) Except as set forth in Section 4.6 of the Centillion Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Centillion, is owned by Centillion, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding Subsidiary Securities. There are no outstanding obligations of Centillion or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

4.7 SEC Filing Information; Financial Statements.

    (a) None of the information (i) supplied or to be supplied by Centillion in writing specifically for inclusion in the Proxy Statement or (ii) provided to CTI Group in connection with or in contemplation of the transactions set forth in this Agreement will, at the respective times filed with the SEC or at the Effective Time, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (b) Except as set forth in Section 4.7 of the Centillion Disclosure Schedule, the audited consolidated financial statements of Centillion dated December 31, 1998 and unaudited consolidated interim financial statements of Centillion dated October 31, 1999 (the "Centillion Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or in the case of unaudited interim financial statements), the consolidated financial position of Centillion and its consolidated Subsidiaries as of the dates thereof and its consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Notwithstanding any provision contained herein, no representation is made in this Agreement with respect to any financial statement that has been restated or amended.

4.8 No Undisclosed Material Liabilities. Except as is disclosed in the Centillion Financial Statements, or to the extent the existence of such liability would not have a Material Adverse Effect, neither Centillion nor any of its Subsidiaries has any liabilities of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP which are, either individually or in the aggregate, material to the business, operations or financial condition of Centillion and its Subsidiaries taken as a whole, except liabilities, adequately provided for or referred to in Centillion's balance sheet and the related notes thereto as of October 31, 1999.

4.9 Absence of Certain Changes. Since October 31, 1999, the business of Centillion and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed in the Centillion Disclosure Schedule, there has not been:

    (a) any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Centillion;

    (b) any amendments or changes in the Certificate of Incorporation or bylaws of Centillion;

    (c) any material damage to, destruction or loss of any assets of Centillion (whether or not covered by insurance);

    (d) any change by Centillion in its accounting methods, principles or practices;

    (e) any revaluation by Centillion of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (f) any sale of a material amount of assets of Centillion, except for the sale of inventory in the ordinary course of business and the transactions contemplated by Section 6.2(c) of this Agreement;

    (g) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Centillion or any redemption, purchase or other acquisition of any of its securities;

    (h) any entry by Centillion into any commitment or transaction material to Centillion, including, without limitation, any long-term supply agreements or partnership, joint venture or other similar arrangements;

    (i) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable to any officers or key employees of Centillion except in the ordinary course of business consistent with past practice;

    (j) any issuance, delivery, or sale of, or authorization of the issuance, delivery or sale of, any share of capital stock or any options or rights with respect thereto, other than the issuance of common stock pursuant to Plans outstanding on the date of this Agreement, or modification or amendment of any right of any holder of outstanding shares of capital stock or options with respect thereto except that Lars Danielsson has agreed to sell his outstanding shares and options back to Centillion and certain other transactions may take place between present shareholders, which transactions shall be completed prior to Effective Time; or

    (k) any incurring of (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee of any such indebtedness other than in the ordinary course of business consistent with past practice.

4.10 Litigation. Except as set forth in the Centillion Disclosure Schedule as of the date hereof, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Centillion, threatened, against Centillion or any of its Subsidiaries or any of their respective properties before any court, arbitrator or other Governmental Entity which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.11 Compliance with Laws. Centillion and its Subsidiaries are in substantial compliance with all laws, regulations and orders of any Governmental Entity applicable to it or such Subsidiaries, except for such failures to comply which would not have a Material Adverse Effect.

4.12 Permits. Centillion and its Subsidiaries hold all material licenses, permits and other authorizations issued by Governmental Entities for the operation of their respective businesses, except those licenses, permits and authorizations the absence of which would not have a Material Adverse Effect.

4.13 Insurance. Schedule 4.13 is an accurate and complete list and description of all Insurance Policies currently owned or maintained by Centillion and its Subsidiaries (excluding Insurance Policies that constitute Employee Benefit Plans) in connection with or for the benefit of its business and all liability and errors and omissions Insurance Policies owned or maintained by it or any of its predecessors at any time during the five (5) years prior to the date of this Agreement. Except as described in Schedule 4.13, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. Centillion has not received notice of cancellation with respect to any such current Insurance Policy, and there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 4.13. Except as described on Schedule 4.13, there are no claims that are pending under any of the Insurance Policies described on Schedule 4.13.

4.14 Contracts.

     (a) Schedule 4.14 is an accurate and complete list of all of the following types of Contracts to which Centillion is a party or by which Centillion is bound, excluding, however, any Contracts that Centillion will not be a party to as of the Effective Time as a result of the Reorganization (collectively, the "Specified Contracts"), grouped into the following categories and, where applicable, subdivided by product line: (a) each customer Contract that is in excess of $25,000 and to the extent that the total number of such Contracts is less than 20, then the 20 largest Contracts; (b) each supplier Contract, each Contract for the purchase, lease or maintenance of computer equipment and other equipment and each Contract for the purchase, license, lease or maintenance of software under which Centillion is the purchaser, licensee, lessee or user that is in excess of $25,000 and to the extent that the total number of such Contracts over $25,000 is less than 20, then the 20 largest Contracts; (c) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by Centillion including a description of the Real Property; (d) loan agreements, mortgages, notes, guarantees and other financing Contracts; (e) employment, consulting and sales representative Contracts other than those for "at will" employment; (f) Contracts under which any rights in or ownership of Centillion's business, any predecessor thereof, or any part of the customer base or business of Centillion's business was acquired; and (g) other Contracts (excluding Contracts which constitute Insurance Policies listed on
Schedule 4.13, excluding this Agreement and all other Contracts entered into between Centillion and CTI Group, or among Centillion, CTI Group and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 4.14, and copies of each written Specified Contract have been delivered to CTI Group. Except as described in Schedule 4.14, with respect to each of the Specified Contracts, neither Centillion nor any of its Subsidiaries nor, to the knowledge of Centillion, any other party thereto, is in breach, default or violation of any term, condition or provision of any Specified Contract, except for any breaches, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in Schedule 4.14, neither Centillion nor any of its Subsidiaries has given or received any notice of default or notice of termination with respect to any Specified Contract where such default would result in a Material Adverse Effect.

     (b) Each Specified Contract is a valid, binding and enforceable obligation of Centillion or its Subsidiary, as the case may be, and, to the knowledge of Centillion, of each party thereto, and is in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of Centillion nor any of its Subsidiaries nor, to the knowledge of Centillion, any party thereto, is in breach, default or violation of any term, condition or provision of any Specified Contract, except for any breaches, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.15 Properties.

     (a) Except as set forth in Section 4.15 of the Centillion Disclosure Schedule, Centillion and its Subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property (excluding, however, any real or personal property which will not be owned by Centillion as of the Effective Time as a result of the Reorganization) purported to be owned or leased by them, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title on leasehold rights. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by Centillion or any of its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. The tangible personal property of Centillion has no material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such tangible personal property is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

     (b) Except as set forth in Section 4.15 of the Centillion Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation or, or require the consent of others under, any lease in which Centillion or any of its subsidiaries is a lessee.

4.16 Employees and Independent Contractors. Schedule 4.16 is a list of all of Centillion's employees (excluding, however, employees no longer employed as of the Effective Time as a result of the Reorganization) and (a) their titles or responsibilities; (b) their current salaries or wages; (c) their last compensation changes and the dates on which such changes were made; (d) any specific bonus, commission or incentive plans or agreements for or with them; and (e) any outstanding loans or advances made to them. Centillion has delivered to CTI Group an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on Schedule 4.16 at any time during the past twelve months. Schedule 4.16 includes a list of all sales representatives and independent contractors engaged in Centillion's business, their payment arrangements, and a brief description of their jobs or projects currently in progress. Centillion is in full compliance with all Laws respecting employment practices. Centillion has never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of Centillion. Centillion has not experienced any labor problem that was or is material to its business. Centillion's relations with its employees are currently on a good and normal basis, and no employee of Centillion has indicated an intention to terminate his or her employment. Centillion does not have any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with Centillion's employees.

4.17 Employee Benefit Plans.

     (a) Section 4.17 of the Centillion Disclosure Schedule identifies each Employee Plan (whether or not written) that (i) has been entered into, maintained, administered or contributed to, as the case may be, by Centillion or any Subsidiary and (ii) covers any employee or former employee.

     (b) Centillion has furnished or made available to CTI Group copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and each trust related thereto has been determined to be exempt from tax pursuant to Section 501(a) of the Code, and Centillion is not aware of any event that has occurred since the date of such determinations that would adversely affect such qualification or tax exempt status. Centillion has provided CTI Group with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA, and the Code.

     (d) No Employee Plan is a multi-employer plan as defined in Section 3(37) of ERISA or is a plan subject to Title IV of ERISA.

     (e) Neither Centillion nor any Subsidiaries has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Centillion, except as required to avoid excise tax under Section 4980B of the Code.

     (f) Except as set forth in Centillion's Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by Centillion or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (g) Other than as described in Section 4.17 of Centillion's Disclosure Schedule, no employee or former employee of Centillion or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or an enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) under any Employee Plan as a result of the transactions contemplated hereby.

4.18 Taxes. Each of Centillion and its Subsidiaries has filed all material Tax returns and reports required to be filed by it and has paid, or established adequate reserves for, all Taxes required to be paid by it. No deficiencies for any Taxes have been proposed, asserted or assessed against Centillion, and no requests for waivers of the time to assess any such Taxes are pending.

4.19 Environmental Matters. Except as set forth in Section 4.19 of the Centillion Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no real property or any part thereof currently or formerly owned or operated by Centillion or any current or former Subsidiary is contaminated with any Hazardous Substance to an extent or in a manner or condition which may reasonably be expected to require investigation or remediation under any Environmental Law, (ii) no judicial or administrative action, suit or other proceeding is pending or to the knowledge of Centillion or its Subsidiaries, threatened relating to or arising out of any Environmental Law, including, but not limited to, claims with respect to off-site disposal, off-site contamination, personal injury, property damage or natural resources damages,
(iii) Centillion and its Subsidiaries have not received in writing any claims, orders, citations, demands, requests for information or other notices alleging or concerning liability or assessing a penalty under any Environmental Law. Neither Centillion nor any Subsidiary nor any of their operations is or has been in violation of or has any liability under an applicable Environmental Law and no condition or event has occurred with respect to Centillion or any Subsidiary that would constitute a violation of or create liability under such Environmental Law, whether accrued, contingent, absolute, determined, determinable or otherwise, and (iv) no expenditures by Centillion or its Subsidiaries to maintain or achieve compliance with applicable Environmental Laws during the three (3) year period following the date hereof are anticipated except where such expenditures, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

4.20 Patents and Other Proprietary Rights.

     (a) Centillion and its Subsidiaries have not granted or promised to grant any exclusive licenses, or any material non-exclusive licenses other than those that have been previously granted or as may be granted in the normal course of business or granted as a result of any patent litigation, or covenants not to sue thereunder to any third party in respect of any Intellectual Property used in or necessary for the conduct of its Billing Business as currently conducted or as proposed to be conducted as reflected in Centillion's existing business plans. The patents owned by Centillion and its Subsidiaries are valid and enforceable to the best of Centillion's and its Subsidiaries knowledge and any patent issuing from patent applications of Centillion and its Subsidiaries will be valid and enforceable to the best of Centillion's and its Subsidiaries knowledge for the duration of its term other than any such lack of validity or enforceabililty which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (b) Except as would not have a Material Adverse Effect:

         (i) To the best of Centillion's and its Subsidiaries knowledge, Centillion and each of its Subsidiaries owns, or is licensed to use or otherwise possesses the legal right to use (in each case, free and clear of any Liens (other than Liens arising out of payment obligations in respect of such Intellectual Property) in respect of Centillion's or any of its Subsidiaries' interests therein) all Intellectual Property used in or necessary for the conduct of its Billing Business as currently conducted;

         (ii) to the best of Centillion's and its Subsidiaries knowledge, the use of any Intellectual Property by Centillion and its Subsidiaries in the Billing Business does not infringe on or otherwise violate the rights of any Person;

         (iii) to the best of Centillion's and its Subsidiaries knowledge, no product (or component thereof or process) used, sold or manufactured by Centillion or any of its Subsidiaries infringes or otherwise violates the Intellectual Property of any other Person; and

         (iv) to the best of Centillion's and its Subsidiaries current knowledge, other than those defendants or parties identified in Section 4.20 of Centillion's Disclosure Schedule, Centillion or its Subsidiaries does not have any present knowledge of any Person that is challenging, infringing on or otherwise violating any right of Centillion or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Centillion and its Subsidiaries. Centillion and its Subsidiaries continue to diligently inform themselves of any actions by any other Person.

     (c) Except as set forth in the Centillion Disclosure Schedule, none of the processes, techniques and formulae, research and development results and other know-how relating to the business of Centillion and its Subsidiaries, the value of which to Centillion is contingent upon maintenance of the confidentiality thereof has been disclosed by Centillion or any affiliate thereof to any Person other than Persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law, other than any such disclosure which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (d) Section 4.20 of Centillion's Disclosure Schedule sets forth all Centillion Intellectual Property used in or necessary for the conduct of its Billing Business as currently conducted.

4.21 Year 2000. Centillion and its Subsidiaries have put into effect practices and programs which Centillion believes will enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by Centillion or any of its Subsidiaries in the operations of its or their respective business to be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000, except for those failures that would not reasonably be expected to have a Material Adverse Effect.

4.22 Brokers. Neither Centillion, nor any of its Subsidiaries nor any of their respective, officers, directors or employees, has employed any investment banker, broker, finder or other intermediary or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which Centillion or any Subsidiary is or might be liable.

4.23 No Other Representations. Except as specifically set forth in this Article IV, Centillion has not made, and the CTI Group has not relied upon, any other representations or warranties, whether express or implied.

4.24 Certain Interests. Except as set forth in Section 4.24 of the Centillion Disclosure Schedule, neither Centillion nor any Subsidiary of Centillion, nor any of their respective officers, directors, shareholders of affiliates, has (a) any direct or indirect interest (other than the ownership of less than 1% of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with Centillion, or (b) any direct or indirect interest in any property or assets used by, or relating to, Centillion or its business, except for the ownership of Centillion's capital stock.

4.25 Reorganization. The parties acknowledge that Centillion and certain of its Subsidiaries will execute a reorganization (the "Reorganization") prior to the Effective Time pursuant to which certain businesses and Subsidiaries will be divested by Centillion. After the Reorganization, Centillion will continue to own all assets necessary, appropriate, used or useful in the ownership and continued operation (in the same manner as operated prior to the Reorganization) of its Billing Business (the "Billing Business"), including, without limitation,
(a) the items of tangible personal property set forth in Section 4.25 of the Centillion Disclosure Schedule, (b) Centillion's Specified Contracts, (c) Centillion's Intellectual Property applicable to the Billing Business, (d) the Accounts Receivable, and (e) all other rights, interests and property applicable to the Billing Business. At the Effective Time, Centillion's business will be limited to the Billing Business. The Reorganization will not result in or create any rights of, or any liabilities, obligations or claims by any third parties against the Surviving Corporation and will not result in a breach or violation of, or default under, any contract or other agreements to which Centillion or any of its Subsidiaries is a party.

                                    ARTICLE V
                      COVENANTS OF CENTILLION AND CTI GROUP

       Each of the parties hereto agrees that from the date hereof and, unless otherwise provided herein, until the Effective Time:

5.1 Reasonable Best Efforts.

       (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done consistent with the fiduciary duties of their respective Boards of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary or advisable under applicable laws and regulations to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

       (b) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

5.2 Consents. Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of any Governmental Entity or any other Person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by this Agreement.

5.3 Public Announcements. Centillion and CTI Group shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

5.4 Notification of Certain Matters. Centillion and CTI Group shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (ii) any failure of CTI Group or Centillion, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

5.5 Access to Information. Upon reasonable notice, each of CTI Group and Centillion shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of CTI Group and Centillion shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of CTI Group and Centillion may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters, (ii) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information, or (iii) such restriction is pursuant to a confidentiality agreement described in the respective Disclosure Schedule. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter signed July 19 and 20, 1999, between Centillion and CTI Group (the "Confidentiality Agreement"). Any investigation by CTI Group or Centillion shall not affect the representations and warranties of Centillion or CTI Group, as the case may be.

5.6 Preparation of the Form S-4 and the Proxy Statement/Prospectus; Stockholders Meetings.

       (a) As promptly as practicable following the date hereof, CTI Group shall prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereto which shall constitute the proxy statement/prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus") and CTI Group shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to the issuance of CTI Group Capital Stock in the Merger (the "Form S-4") in which the Proxy Statement/Prospectus will be included. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. CTI Group shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. CTI Group agrees that none of the information supplied or to be supplied by CTI Group for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Centillion Stockholders Meeting or the CTI Group Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Centillion agrees that none of the information supplied or to be supplied by Centillion for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to CTI Group and the CTI Group Shareholders Meeting will be deemed to have been supplied by CTI Group and information concerning or related to Centillion and the Centillion Stockholders Meeting shall be deemed to have been supplied by Centillion. No amendment or supplement to the information supplied by Centillion for inclusion in the Proxy Statement/Prospectus shall be made without the approval of Centillion, which approval shall not be unreasonably withheld or delayed.

       (b) Centillion shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Centillion Stockholders Meeting") for the purpose of obtaining the Required Centillion Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts to solicit the adoption of this

Agreement by the Required Centillion Vote and the Board of Directors of Centillion shall recommend adoption of this Agreement by the stockholders of Centillion.

       (c) CTI Group shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "CTI Group Shareholders Meeting") for the purpose of obtaining the Required CTI Group Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts to solicit the approval of this Agreement by the Required CTI Group Vote and the Board of Directors of CTI Group shall recommend the approval of this Agreement by the shareholders of CTI Group.

       (d) The Centillion Stockholders Meeting and the CTI Group Shareholders Meeting shall take place on the same date, to the extent practicable.

5.7 Additional Covenants of Centillion. During the period from the date of this Agreement and continuing until the Effective Time, Centillion agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Centillion Disclosure Schedule or to the extent that CTI Group shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

       (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, Centillion shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by Centillion or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Agreement or the Centillion Disclosure Schedule shall be deemed a breach of this
Section 5.7(a) unless such action would constitute a breach of one or more of such other provisions.

       (b) Issuance of Securities. Centillion shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Centillion Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Centillion Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of Centillion Common Stock upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms.

       (c) Governing Documents. Except to the extent required to comply with its obligations hereunder or required by law, Centillion shall not amend its articles of incorporation or by-laws.

       (d) No Acquisitions. Centillion shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that relates in any way to the Billing Business or otherwise acquire or agree to acquire any assets with respect to the Billing Business; provided, however, that the foregoing shall not prohibit either (i) acquisitions of assets used in the operations of the business of Centillion and its Subsidiaries in the ordinary course of business consistent with past practice, or (ii) acquisitions to be made by the Subsidiaries to be divested, as described in Section 6.2(c)(ii) prior to the Effective Time.

       (e) No Dispositions. Other than (i) in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Centillion and its Subsidiaries taken as a whole or (ii) internal reorganizations or consolidations involving existing Subsidiaries of Centillion, or (iii) the transfer of the Tracked Assets and the businesses described in Section 6.2(c), Centillion shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any of its assets.

       (f) Indebtedness; Investments. Centillion shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Centillion or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, (ii) make any loans or advances to any other Person, or (iii) investments in any Person other than investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Centillion.

       (g) New Line of Business; Capital Expenditures. Centillion shall not, and shall not permit any of its Subsidiaries to incur or commit to any capital expenditures with respect to the Billing Business other than capital expenditures incurred or committed to in the ordinary course of business and which are not in excess of $25,000.

       (h) Tax-Free Qualification. Centillion shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code, and tax free under Section 354 of the Code.

       (i) Other Actions. Centillion shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
Article VI not being satisfied or (ii) a material delay in the satisfaction of any such conditions.

       (j) Accounting Methods. Centillion shall not make any material change in its methods of accounting in effect at October 31, 1999, except as required by changes in GAAP as concurred in by Centillion's independent auditors. Centillion shall not change its fiscal year.

       (k) Representations and Warranties. Centillion shall not take any action that would cause the representations and warranties set forth in Article III to no longer be true and correct.

       (l) Authorization of the Foregoing. Centillion shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

5.8 Additional Covenants of CTI Group. During the period from the date of this Agreement and continuing until the Effective Time, CTI Group agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the CTI

Group Disclosure Schedule or to the extent that Centillion shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

       (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, CTI Group shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by CTI Group or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Agreement or the CTI Group Disclosure Schedule shall be deemed a breach of this
Section 5.8(a) unless such action would constitute a breach of one or more of such other provisions.

       (b) Dividends; Changes in Share Capital. CTI Group shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make any other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of CTI Group which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

       (c) Issuance of Securities. CTI Group shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any CTI Group Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or CTI Group Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of CTI Group Common Stock upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms.

       (d) Governing Documents. Except to the extent required to comply with its obligations hereunder, or required by law, CTI Group shall not amend its certificate of incorporation or by-laws.

       (e) No Acquisitions. Without the prior written consent of Centillion (which consent shall not be unreasonably withheld), CTI Group shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit either the (i) acquisitions of assets used in the operations of the business of CTI Group or any of its Subsidiaries in the ordinary course of business consistent with past practice. CTI Group shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business outside its existing core businesses.

       (f) No Dispositions. CTI Group shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of all or substantially all of any material line of business for CTI Group and its Subsidiaries taken as a whole or any material portion of its assets, other than
(i) in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to CTI Group and its Subsidiaries taken as a whole or (ii) internal reorganizations or consolidations involving existing Subsidiaries of CTI Group.

       (g) Indebtedness; Investments. Unless in the ordinary course of business and in accordance with past practices, the CTI Group shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CTI Group or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, (ii) make any loans or advances to any other Person, or (iii) investments in any Person other than investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to CTI Group.

       (h) New Line of Business; Capital Expenditures. Except for the expenses related to the relocation of the U.K. office, CTI Group shall not, and shall not permit any of its Subsidiaries to, (i) enter into any new material line of business outside its present, principal lines of business or (ii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business and which are not in excess of $25,000.

       (i) Tax-Free Qualification. CTI Group shall not and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code, and tax free under Section 354 of the Code.

       (j) Other Actions. CTI Group shall not, and shall not permit any of its Subsidiaries to, take any action that would, or could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) a material delay in the satisfaction of such conditions.

       (k) Accounting Methods. Except as set forth in Section 5.8 of CTI Group's Disclosure Schedule, CTI Group shall not make any material change in its methods of accounting in effect at September 30, 1999, except as required by changes in GAAP as concurred in by its independent auditors. CTI Group shall not change its fiscal year.

       (l) Representations and Warranties. CTI Group shall not take any action that would cause the representations and warranties set forth in Article IV to no longer be true and correct.

       (m) Authorization of the Foregoing. CTI Group shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take, any of the foregoing actions.

5.9 Indemnification, Exculpation and Insurance.

       (a) CTI Group agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Centillion and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and indemnification agreements of Centillion set forth on Schedule 5.9 of Centillion's Disclosure Schedule (copies of which agreements have been provided to CTI Group), the existence of which does not constitute a breach of this Agreement, shall be assumed by CTI Group, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

       (b) In the event that CTI Group or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, reasonable efforts shall be made for proper provisions to be made so that the successors and assigns of CTI Group assume the obligations set forth in this Section 5.9.

5.10 No Solicitation by CTI Group.

       (a) CTI Group shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitutes an CTI Group Competing Proposal or (ii) participate in any discussions or negotiations regarding any CTI Group Competing Proposal; provided, however, that if, at any time during the period commencing on the 10th day after the date hereof and ending on the date Required CTI Group Vote is obtained (the "CTI Group Applicable Period"), the Board of Directors of CTI Group, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of CTI Group's shareholders, CTI Group and its representatives may, in response to an CTI Group Superior Proposal which did not result from a breach of this Section 5.10(a), and subject to providing prior or contemporaneous notice of its decision to take such action to Centillion, (x) furnish information with respect to CTI Group and its Subsidiaries to any Person making a CTI Group Superior Proposal pursuant to a customary confidentiality agreement (as determined by CTI Group after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such CTI Group Superior Proposal. For purposes of this Agreement, "CTI Group Competing Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of CTI Group and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of CTI Group Capital Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of CTI Group Capital Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CTI Group or any of its Subsidiaries in which the other party thereto or its shareholders will own 20% or more of the combined voting power of the shares of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "CTI Group Superior Proposal" means (i) (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of CTI Group and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of CTI Group Capital Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of CTI Group Capital Stock, or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CTI Group or any of its Subsidiaries in which (1) the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and (2) representatives of such other party shall represent a majority of the Board of Directors of such parent entity, and (ii) otherwise on terms which the Board of Directors of CTI Group determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of CTI Group, (x) would be more favorable than the Merger to CTI Group's shareholders taken as a whole, (y) is reasonably capable of being completed and (z) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

       (b) Neither the Board of Directors of CTI Group nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Centillion, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 5.10(d), modify, or propose publicly to modify, in a manner adverse to Centillion, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any CTI Group Competing Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "CTI Group Acquisition Agreement") related to any CTI Group Competing Proposal. Notwithstanding the foregoing, during the CTI Group Applicable Period, in response to an CTI Group Superior Proposal which did not result from a breach of Section 5.10(a), if the Board of Directors of CTI Group, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of CTI Group's shareholders, the Board of Directors of CTI Group may (x) modify or propose publicly to modify, in a manner adverse to Centillion, the approval or recommendation of the Merger or this Agreement by the Board of Directors of CTI Group and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause CTI Group to enter into any CTI Group Acquisition Agreement with respect to any CTI Group Superior Proposal), but, in the case of clause (y), only at a time that is during the CTI Group Applicable Period and is after the fourth Business Day (or the second calendar day in the case of a material amendment to a CTI Group Superior Proposal) following Centillion's receipt of written notice advising Centillion that the Board of Directors of CTI Group is prepared to accept a CTI Group Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such CTI Group Superior Proposal (or any material amendment thereto) and identifying the Person making such CTI Group Superior Proposal (or any material amendment thereto). "Business Day" shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

       (c) In addition to the obligations of CTI Group set forth in paragraphs
(a) and (b) of this Section 5.10, CTI Group shall promptly advise Centillion of any CTI Group Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or CTI Group Competing Proposal and the identity of the Person making such request or CTI Group Competing Proposal. CTI Group will promptly keep Centillion reasonably informed of the status (including amendments) of any such request or CTI Group Competing Proposal.

       (d) Nothing contained in this Section 5.10 shall prohibit CTI Group from making any disclosure to CTI Group's shareholders if, in the good faith judgment of the Board of Directors of CTI Group, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 5.10(b), neither CTI Group nor its Board of Directors nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CTI Group Competing Proposal.

5.11 Employee Stock Option and Benefit Plans. The parties agree that any employee stock option and benefit plans adopted by the Surviving Corporation shall cover employees thereof regardless of whether they (a) were previously employed by CTI Group or Centillion or (b) previously had been issued shares of stock, or options to acquire shares of stock of either CTI Group or Centillion.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

6.1 Conditions. The respective obligations of Centillion and CTI Group to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions; any and all of which may be waived in whole or in part by Centillion or CTI Group, as the case may be, to the extent permitted by applicable law:

       (a) Stockholder Approval. The stockholders of CTI Group and Centillion, respectively, shall have duly approved the transactions contemplated by this Agreement, pursuant to the requirements of their respective certificates of incorporation and applicable law to the extent required thereby.

       (b) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity entered after the parties have used reasonable best efforts to prevent such entry and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

       (c) Opinion of Financial Advisor. CTI Group shall have received the written opinion of First Colonial Securities Group to the effect that the Merger Consideration is fair from a financial point of view to the stockholders of CTI Group. A true and correct copy of such opinion shall have been delivered to Centillion. Fees payable to First Colonial Securities Group shall not exceed $70,000.

       (d) Employment Agreement. The employment agreement with Anthony Johns attached hereto as Exhibit "E" shall be executed.

       (e) Security Agreement. Centillion shall enter into a security agreement with certain shareholders with respect to the Shareholder LLC Promissory Note issued in contemplation of this Merger. Such security agreement shall be in a form and substance reasonably satisfactory to CTI Group and Centillion.

6.2 Additional Conditions to Obligations of CTI Group. The obligation of CTI Group to effect the Merger is also subject to the fulfillment of the following conditions:

       (a) Representations and Warranties. The representations and warranties of Centillion contained in this Agreement shall be true and correct on and as of the Effective Time (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in a Material Adverse Effect. CTI Group shall have received a certificate of the President of Centillion to this effect.

       (b) Agreements, Conditions and Covenants. Centillion shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time. CTI Group shall have received a certificate of the President of Centillion to this effect.

       (c) Transfer of Assets.  Prior to the Effective Time:

              (i) Centillion shall have created a single member, member-managed limited liability company under the laws of the state of Delaware where Centillion is the member to be called Centillion L.L.C. (the "LLC") into which Centillion shall have transferred (x) all of its causes of action, claims and counterclaims relating to any patent owned by Centillion and its Subsidiaries as of the Effective Time or to any patent issuing after the Effective Time from patent applications owned by Centillion and its Subsidiaries (ownership of such patents and patent applications shall be retained by the Surviving Corporation) plus, (y) the SBC Settlement Proceeds (less the cost of litigation expenses, taxes and $1,500,000 (or $3,000,000 in the event Centillion exercises the option provided for in 1.5(b)(ii))(collectively, the "Tracked Assets"), and the LLC shall have obtained, from an affiliate of the Centillion Stockholders, a commitment to lend to the LLC on a non-recourse basis up to $2,000,000 to finance the LLC's patent enforcement action. The $2,000,000 loan shall be secured by the Tracked Assets and evidenced by a $2,000,000 promissory note attached as Exhibit "F".

              (ii) Centillion shall have sold, in exchange for the Shareholder LLC Promissory Note all of its ownership interests in the subsidiaries identified in Exhibit "G" hereto. The Shareholder LLC Promissory Note will be due and payable in ten (10) years and will bear interest at the applicable federal rate in effect at the time it is executed. Prior to the stated maturity date of the Shareholder LLC Promissory Note, principal and interest will be payable only upon the occurrence of a Covered Disposition.

       (d) Minimum Balance Sheet Requirements. The adjusted balance sheet of Centillion, on and as of the Effective Time (which shall be certified by Centillion's Chief Financial Officer) must reflect: (i) Net current assets (i.e., over current liabilities) of not less than $1.00; (ii) cash of not less than $6,500,000 (or $8,000,000 in the event that Centillion exercises the option provided for in Section 1.5(b)(ii)); (iii) no long term liabilities other than deferred taxes, (iv) net worth of not less than $2,000,000, after eliminating from consideration in determining such net worth (x) $6,500,000 of cash, (y) the Shareholder LLC Promissory Note, and (z) the Tracked Assets, and (v) all earnings of Centillion's Billing Business for the period from January 1, 2000 to the Effective Time.

       (e) No Adverse Change. Since October 31, 1999, no event or events shall have occurred which resulted in or which would reasonably be expected to result in a Material Adverse Effect with respect to Centillion.

       (f) Severance. Any severance obligations of Centillion as a result of termination of employment or a change in control of Centillion shall be paid by Centillion prior to Closing.

       (g) Reorganization. (i) There has been no Change in Law (as defined below) on or prior to the Effective Time which could negatively impact the treatment of the Merger as a tax-free reorganization within the meaning of
Section 368(a) of the Code, and (ii) that, at the Effective Time, the price of the Class A Common Stock is not below $1.26 per share. For purposes of this Agreement, a "Change in Law" shall include any statutory amendment to the Code, the promulgation of any Treasury Regulation, or the issuance of any judicial or administrative guidance (including, without limitation, the issuance of any official interpretation of existing law by the Internal Revenue Service).

6.3 Additional Conditions to Obligations of Centillion. The obligations of Centillion to effect the Merger are also subject to the following conditions:

       (a) Representations and Warranties. The representations and warranties of CTI Group contained in the this Agreement shall be true and correct in all respects on and as of the Effective Time (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Centillion shall have received a certificate of the President of CTI Group to this effect.

       (b) Agreements, Conditions and Covenants. CTI Group shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time. Centillion shall have received a certificate of the President of CTI Group to this effect.

       (c) No Adverse Change. Since September 30, 1999, no event or events shall have occurred which resulted in or would reasonably be expected to result in a Material Adverse Effect with respect to CTI Group.

       (d) Dissenting Shares. The aggregate number of shares of stock held by stockholders of CTI Group who exercise their appraisal or dissenting rights under the DGCL shall not exceed 5% of the number of shares of stock outstanding on a fully diluted basis immediately prior to the Effective Time.

       (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

       (f) Reorganization. (i) There has been no Change in Law (as defined below) on or prior to the Effective Time which could negatively impact the treatment of the Merger as a tax-free reorganization within the meaning of
Section 368(a) of the Code, and (ii) that, at the Effective Time, the price of the Class A Common Stock is not below $1.26 per share. For purposes of this Agreement, a "Change in Law" shall include any statutory amendment to the Code, the promulgation of any Treasury Regulation, or the issuance of any judicial or administrative guidance (including, without limitation, the issuance of any official interpretation of existing law by the Internal Revenue Service).

                                   ARTICLE VII
                                   TERMINATION

7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of CTI Group and/or Centillion:

       (a)    by the mutual written consent of Centillion and CTI Group;

       (b) By either Centillion or CTI Group if the Effective Time shall not have occurred on or before June 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose intentional failure to fulfill any material obligation under this Agreement has caused, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

       (c) By either Centillion or CTI Group if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.2, in each case (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1(c) and 6.3(g), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and non- appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.2 has caused or resulted in such action or inaction;

       (d) By either Centillion or CTI Group if either (i) the approval by the stockholders of Centillion required for the consummation of the Merger shall not have been obtained or (ii) the approval by the shareholders of CTI Group required for the consummation of the Merger shall not have been obtained;

       (e) By CTI Group in accordance with Section 5.10(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, CTI Group shall have complied with the notice provisions of
Section 5.10 and shall have paid the Termination Fee in accordance with Section 7.3(b).

       (f) By Centillion, if CTI Group shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3 and (B) has not been or is incapable of being cured by CTI Group within fourteen (14) calendar days after receipt of written notice thereof from Centillion;

       (g) By CTI Group, if Centillion shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 and (B) has not been or is incapable of being cured by Centillion within fourteen (14) calendar days after its receipt of written notice thereof from CTI Group; or

       (h) By Centillion, in the event that CTI Group takes any action set forth in Section 5.10(b)(x).

Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

7.2 Effect of Termination. In the event of termination of this Agreement by either Centillion or CTI Group as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of CTI Group or Centillion or their respective directors or officers except with respect to Section 5.3, the second sentence of Section 5.6, Section 7.3, this
Section 7.2 and Article VIII. Termination of this Agreement will not relieve a breaching party from liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

7.3    Fees and Expenses.

       (a) Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

       (b) Termination Fee. If this Agreement is terminated by CTI Group pursuant to Section 5.10(b), then CTI Group shall pay to Centillion, in cash, within five Business Days after the termination of this Agreement a non-refundable fee in the amount of $1,500,000, which fee shall be Centillion's sole and exclusive remedy for such termination.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1    Indemnification

       (a) Subject to the terms and conditions of this Article VIII, Centillion shall indemnify, defend and hold harmless CTI Group and its shareholders as they exist immediately prior to the Effective Time (the "CTI Shareholders") for a period of one year after the Effective Time, from and against all losses, claims, damages, liabilities and expenses, including interest, penalties and reasonable attorney's fees and expenses (collectively "Damages"), resulting or arising, directly or indirectly, from a breach of any representation, warranty or agreement of Centillion contained in or made part of this Agreement.

       (b) Subject to the terms and conditions of this Article VIII, CTI Group shall indemnify, defend and hold harmless Centillion and its shareholder as they existed prior to the Effective Time (the "CDS Shareholders") for a period of one year after the Effective Time, from and against all Damages resulting or arising, directly or indirectly, from a breach of any representation, warranty or agreement of CTI Group contained in or made pursuant to this Agreement.

8.2    Conditions of Indemnification

       The obligations and liabilities of Centillion and CTI Group as indemnifying parties (each, an "Indemnified Party") to indemnify CTI Group and Centillion, respectively (each, an "Indemnified Party"), under Section 8.1 shall be subject to the following terms and conditions:

       (a) In the event that CTI Group or the CTI Shareholders is the Indemnified Party, its claims for Damages shall be made by the Class III (as defined in the Surviving Corporation's Articles of Incorporation) to the Board of Directors. In the event that Centillion or the CDS Shareholders is the Indemnified Party, its claim for Damages shall be made by the Class I and Class II Directors (as defined in the Surviving Corporation's Articles of Incorporation) to the Board of Directors. The Indemnified Party shall give the Board of Directors prompt notice of any such claim and all claims for Damages must be made within one year after the Effective Time. In the event the claim is the result of an action or threatened action by a third party, the Indemnifying Party shall have the right to undertake the defense thereof by representatives chosen by it. If the Indemnifying Party, within a reasonable time after notice of any such claim by a third party, fails to defend an Indemnified Party against which such claim has been asserted, such Indemnified Party shall (upon further notice to the Board of Directors) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

       (b) Any decision made by the Board with respect to claims for Damages asserted by Centillion or CDS Shareholders as Indemnifying Party, shall require the affirmative vote of majority of the Class III Directors. Any vote by the Board of Directors with respect to claims for Damages asserted by CTI Group or CTI Shareholders shall require the affirmative vote of a majority of the Class I and Class II Directors. In the event that an Indemnified Party is unable to obtain the foregoing affirmative vote, it shall be entitled to submit the claim for Damages to final and binding arbitration in Philadelphia, Pennsylvania, before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

8.3    Remedies

       (a) In the event that pursuant to this Article VIII Damages are found to be due CTI Group or CTI Shareholders then all amounts of Class A Common Stock that would otherwise be issued either as a result of the distribution of Escrow Stock, conversion of amounts under the Promissory Note or conversion of shares of Class B Common Stock, shall be reduced by an amount equal in value to such Damages. The number of shares by which such distribution or conversion shall be reduced, (i) shall be valued at $1.50 per share for the Escrow Stock, and (ii) shall be based upon the valuation per share to be used in connection with the conversion under the Promissory Note or for Class B Common Stock, as of the date that such distribution or conversion is to occur, as the case may be.

       (b) In the event that pursuant to this Article VIII Damages are found to be due Centillion or CDS Shareholders, then such Damages shall be satisfied solely and exclusively by the Surviving Corporation issuing an additional number of shares of Class A Common Stock to the Persons who received Merger Consideration, such number to be calculated by dividing the amount of the Damages by the Average Market Price on the date of determination by the Board of Directors or the arbitrators that such Damages are due (the "Determination Date") and multiplying that number by a fraction, the numerator of which is 100%, and the denominator of which is the percentage of the issued and outstanding Class A Common Stock on the Determination Date that is then owned by Persons who did not receive Merger Consideration, or by transferees of Merger Consideration.

       (c) The remedies set forth in Section 8.3(a) and (b) shall be the exclusive remedies for damages pursuant to this Article VIII.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

       If to Centillion, to:

       Centillion Data Systems, Inc.
       333 North Alabama Street, Suite 240
       Indianapolis, Indiana 46204
       Attn: John Cauffman, President

       with a copy to:

       Blank Rome Comisky & McCauley LLP
       One Logan Square
       Philadelphia, PA 19103
       Facsimile: (215) 569-5628
       Attn: A. Fred Ruttenberg, Esq.

       If to CTI Group, to:

       CTI Group (Holdings) Inc.
       2550 Eisenhower Avenue
       Norristown, PA 19403
       Attn: Anthony Johns

       with a copy to:

       Klehr, Harrison, Harvey, Branzburg & Ellers LLP
       260 S. Broad Street
       Philadelphia, PA 19102
       Facsimile: (215) 568-6060
       Attn: Donald M. Millinger, Esq.


or such other address or facsimile number as such party may hereafter specify for the purpose by written notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if delivered in person, when such delivery is made at the address specified in this Section 9.1; (ii) if delivered by overnight courier, the next Business Day after such delivery is sent to the address specified in this Section 9.1; or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.1 and the appropriate confirmation of receipt is received.

9.2 Survival of Representations and Warranties and Agreements. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive beyond the Effective Time except for the agreements set forth in Article III, Article IV, Sections 5.1(b), 5.3, 5.4, 5.6, 5.10, 7.3(a), 7.3(b) and Article VIII which shall survive the

Effective Time for one year, and Section 5.11 and this Article IX, which shall survive the termination of this Agreement.

9.3 Amendment. This Agreement may be amended by CTI Group and Centillion at any time before or after any approval of this Agreement by the stockholders of CTI Group and/or Centillion, but, after any such approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of Centillion's stockholders hereunder without the approval of a majority of the holders of common stock of Centillion. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or
(iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9.6 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

9.7 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

9.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein or executed contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, including the letter, dated November 18, 1999, among the parties hereto, which is of no further force and effect. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Except as set forth in Article VIII, this Agreement is not intended to confer upon any Person other than the parties hereto and their respective successors and assigns any rights or remedies.

9.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.11 Schedules. Schedule references contained in Article III and Article IV of this Agreement are for convenience only and matters disclosed pursuant to one section, subsection or other provision of Article III or Article IV are deemed disclosed for all purposes of Article III and Article IV to the extent this Agreement requires such disclosure.

9.12 WAIVER OF JURY TRIAL. EACH OF CTI GROUP AND CENTILLION HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as economic or legal substance of the transactions contemplated hereby are not effected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.14 Disclosure Schedules. Any item disclosed in a Section of a party's Disclosure Schedule shall be deemed disclosed in other relevant Sections, regardless of whether specifically set forth therein.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its respective authorized officer as of the day and year first above written.

                                                CTI GROUP (HOLDINGS) INC.


                                                By:____________________________
                                                       Name:

                                                       Title:


                                                CENTILLION DATA SYSTEMS, INC.


                                                By:____________________________
                                                       Name:

                                                       Title:

                                   EXHIBIT "A"
                SURVIVING CORPORATION - ARTICLES OF INCORPORATION


1. Total Authorized Shares.

   (a) Common Stock. The aggregate number of shares which the Corporation is authorized to issue is 50,000,000 common shares (collectively, the "Common Stock"), of which:

       (i) 46,500,000 common shares shall be designated Class A Common Stock having a par value of $0.01 per share (the "Class A Common Stock"); and

       (ii) 3,500,000 common shares shall be designated Class B Common Stock having a par value of $0.01 per share ("Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock".

   (b) Rights and Preferences. Each share of Class A Common Stock and each share of Class B Common Stock shall, except as otherwise expressly provided in this Article, be identical in all respects and shall have equal rights, powers and privileges.

   (c) Issuance. The authorized shares of Class B Common Stock will be issued only (i) pursuant to the Agreement and Plan of Merger, dated __________ __, 2000 (the "Merger Agreement"), among Centillion Data Systems, Inc. and the Corporation, (ii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Common Stock, or (iii) as a stock dividend or share distribution (with respect to such shares of Class B Common Stock).

2. Voting Rights.

   (a) General. Except with respect to the election of directors of the Corporation occurring prior to July 1, 2003 which shall be governed by the provisions of Section 2(b) below, and except as may otherwise be required by laws of the State of Delaware, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to one (1) vote for each share of such stock held, shall vote as one class with respect to all matters to be voted on by shareholders of the Corporation, and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of share of Class B Common Stock (or the holders of shares of any other class or series of stock of Corporation) shall be required for the approval of any such matter.

   (b) Board of Directors. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years, and until their successors shall have been elected and qualified. Upon the adoption of these Articles and the filing of the Certificate of Merger with the Delaware Secretary of State, the existing Board of Directors shall be reclassified. Each Director of the reclassified Board of Directors shall be placed in one of the three classes, and the initial term of office of each such class shall (except in the event of his earlier resignation or removal) expire at the annual shareholders' taking place in the year set forth opposite such Director's name (or, if later, upon the election and qualification of his successor), as follows:

Name                                                 Class                              Term Expires
----                                                 -----                              ------------
Harold Garrison                                      I                                  2001
Salah Osseiran

Michael H. Leeds                                     II                                 2002
Tom Grein

Graham Bevington                                     III                                2003
Rupert Armitage
Anthony P. Johns


                  (i) For any meeting of Shareholders held prior to July 1, 2003, the holders of Class B Common Stock, voting together as a single class, shall have the right to elect the Class I Directors;

                  (ii) For any meeting of Shareholders held prior to July 1, 2003, the holders of Class B Common Stock, voting together as a single class, shall have the right to elect the Class II Directors;

                  (iii) For any meeting of Shareholders held prior to July 1, 2003, any vacancies with respect to Class I or Class II Directors shall be filled by the remaining Class I and Class II Directors voting as a group, or with respect to a Class III Director by the remaining Class III Directors; and

                  (iv) If, prior to July 1, 2003, there is any increase or decrease in the number of Directors, such Directors shall be assigned as Class I, II or II so that the holders of Class B Common Stock, voting togther as a single class, maintain a majority of the Board of Directors.


3. Conversion of Class B Common Stock.

   The Class B Common Stock shall be subject to conversion as follows:

   (a) Conversion at the Corporation's Election. During the Initial Conversion Period the shares of Class B Common Stock shall be subject, in the sole discretion of the Board of Directors, to conversion into a number of shares of Class A Common Stock equal in value, on a per share equivalent basis, to the value of Centillion LLC, with the number of shares into which the Class B

Common Stock will be converted to be determined as follows: during the first twelve (12) months of the Initial Conversion Period, the conversion would be based on the Class A Common Stock valued at (A) $2.25 per share (for the first 1 million shares of Class A Common Stock so issued) and (B) an amount equal to 88% of the then Current Market Value of the Class A Common Stock, for any additional shares of Class A Common Stock (beyond 1 million shares) so issued. During the remainder of the Initial Conversion Period all of the Class A Common Stock to be issued upon conversion of the Class B Common Stock under this Section 3(a) would be valued at an amount equal to 88% of the then current market value of the Class A Common Stock.

   (b) Conversion at the election of the holders of Class B Common Stock. During the Interim Conversion Period, the shares of Class B Common Stock, at the election of the holders of more than 50% of the outstanding shares of such Class B Common Stock, shall be converted into shares of Class A Common Stock in the manner set forth in Section 3(a) above but using the valuation applicable to conversions occurring subsequent to the first twelve (12) months of the Initial Conversion Period.

   (c) Mandatory Conversion. Upon the occurrence of a Covered Disposition, all of the issued and outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock equal in value, on a per share equivalent basis, to the value of Centillion LLC, with the conversion based on 100% of the then current market value of the Class A Common Stock to be issued upon such conversion; provided, however, that in no event shall a mandatory conversion under this Section 3(c) occur earlier than the fourth anniversary of the Effective Time under the Merger Agreement.

   (d) Valuation Procedures. In the event an appraisal is required under these Articles of Incorporation with respect to the market value of Centillion LLC or the Class B Common Stock, the Class III Directors will appoint a qualified appraiser to determine such value. If the appraiser so appointed by the Class III Directors is not acceptable to the Class I and Class II Directors, then the Class I and Class II Directors shall appoint a qualified appraiser to determine such value. If the appraiser appointed by the Class I and Class II Directors is not acceptable to the Class III Directors, the two appraisers so selected shall appoint a third appraiser who shall perform such appraisal and the results thereof shall be binding upon all of the parties, with the cost of the appraisal to be paid by the Corporation.

   (e) Definitions. For purposes of this Section 3,

       (i) The term "Initial Conversion Period" shall mean the period beginning on the Effective Time under the Merger Agreement and ending on the earlier to occur of (x) the second anniversary of such date, or (y) the date on which those persons who were the original recipients of the Merger Consideration cease to own, collectively fifty-one percent (51%) or more of the issued and outstanding shares of Common Stock of the Corporation received pursuant to the Merger; and

       (ii) The term "Interim Conversion Period" shall mean the three (3) year period commencing immediately upon the expiration of the Initial Conversion Period and ending on the third anniversary of such commencement date.

   (f) Conversion Procedures. Any such conversion may be effected by surrendering such holder's certificate or certificates for the stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. All conversions are to be effective, and valued, as of the last day of the calendar quarter in which the election or event giving rise to mandatory conversion occurs.

4. Dividends; Discrimination Between or Among Classes of Common Shares.

         The Board of Directors shall have the sole authority and discretion to declare and pay dividends on (i) the Class A Common Stock and (iii) the Class B Common Stock, in equal or unequal amounts (including declaring and paying dividends on one or more class of shares while declaring and paying no dividends, or a different dividend, on one or more other classes of shares); provided, however, that whenever a dividend is paid to the holders of the Class B Common Stock, the Corporation shall also pay to the holders of Class A Common Stock a dividend per share equal to or greater than the dividend per share paid to the holders of Class B Common Stock unless a different dividend amount (or no dividend) has been authorized by a 2/3's majority of the Board of Directors.

5. Liquidation.

         In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation the holders of the shares of Class A Common Stock and the holders of the shares of Class B Common Stock shall share in the aggregate in the funds of the Corporation remaining for distribution to its common shareholders in the same proportions as (i) the net assets of Centillion LLC bear to (ii) the net assets of the corporation without regard to the net assets of Centillion LLC. Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph 5 of this Article. Notwithstanding anything to the contrary herein, the holders of the Class B Common Stock shall have no rights to the specific assets owned by Centillion LLC at the time of liquidation, dissolution or winding up of the Corporation.

6. Determinations by the Board of Directors.

         Any determinations made by the Board of Directors under any provision in this Article shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The Corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the corporation. The Board of Directors shall establish an Executive Committee to be composed of one Class III Director and two Directors from Class I And Class II selected by each class of Directors. All decisions of the Corporation or by the Directors required (i) by these Articles, (ii) by any other Agreement, or (iii) otherwise, with respect to Centillion LLC shall be made by the Executive Committee.

7. Relationship Between the Centillion Group and the Corporation.

         The Directors of the Corporation shall require Centillion LLC to preserve, maintain and maximize the value of its assets, and any contracts with respect to, utilization of, or transfer of any of Centillion LLC's assets between and among Centillion LLC and any other party (including the Corporation and its other affiliates) shall be pursuant to transactions entered into at arm's-length.

8. Certain Definitions.

         Unless the context otherwise requires, the terms defined in this Section shall have, for all purposes of this Article, the meanings herein specified:

         "Centillion LLC" shall mean the Delaware limited liability company included in the assets of Centillion Data Systems, Inc. immediately prior to the Effective Time specified in the Merger Agreement.

         "Common Stock Group" shall mean, as of any date, the interest of the Corporation or any subsidiary in all of the businesses in which the Corporation or any subsidiary is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Corporation or any subsidiary, other than any businesses, assets or liabilities of Centillion LLC.

         "Covered Disposition" shall mean: (a) any direct or indirect sale, transfer or conveyance by the Corporation of fifty percent (50%) or more of either its equity interest in the LLC or the assets of the LLC; or (b) any grant of any pledge or other security interest in fifty percent (50%) or more of either the equity interest of the Corporation in Centillion LLC or the assets of Centillion LLC; or (c) any of the occurrences described in (a) or (b) which results in the Corporation's receipt of more than $7,500,000.

         "Current Market Value of the Class A Common Stock" shall mean the average of the daily last reported sale price per share of the Class A Common Stock on the NASDAQ National Market System (or if such stock is then listed on the New York Stock Exchange, on such Exchange) during the most recent twenty
(20) consecutive full Business Days before such date, provided that if there was no reported sale on any such day or days, there shall be substituted the average of the closing bid and asked quotations on that Market or Exchange on that day or days, and provided further that, if the Class A Common Stock is not listed on that Market or Exchange on any such day or days, there shall be substituted the comparable sale price or average of bid and asked quotations on the principal national securities exchange on which such Class A Common Stock is so listed, or if not so listed on any national securities exchange, the average of the highest bid and the lowest asked quotations in the over-the-counter market that day or days.

9. Amendments.

         (a) Except as provided for in subparagraph (b) below, this Certificate of Incorporation shall be amended in the manner provided for in the Delaware General Corporation Law.

         (b) Until July 1, 2003, except for amendments as a result of acquisitions or capital raising, which amendments shall not be governed by this subparagraph (b), all amendments to this Certificate of Incorporation shall require, prior to submission to shareholders, the affirmative vote of a majority of the Board of Directors, which vote must contain the affirmative vote of at least one (1) Class III Director.

                                   EXHIBIT "B"
                          SURVIVING CORPORATION BYLAWS

                                   EXHIBIT "C"

         A. Board of Directors. For three (3) years following the Effective Time under the Merger Agreement, the Board of Directors of the CTI Group shall be comprised of seven (7) members, four (4) of whom shall be elected from among the persons nominated by the shareholders of Centillion who received Merger Consideration under the Merger Agreement, and three (3) of whom shall be elected from among the persons nominated by the original shareholders of CTI Group. An executive committee of the Board shall be formed immediately following the Effective Time and shall be comprised of Michael Leeds, Harold Garrison, and Rupert Armitage.

         B. Executive Employment. Tony Johns shall be employed, pursuant to an agreement containing standard terms and conditions, as the Chief Executive Officer of the Surviving Corporation, for a period of three (3) years at an annual salary of $250,000. The CEO shall be entitled to additional compensation in the form of bonuses at the discretion of the Board of Directors. The Employment Agreement of the CEO will also include provisions for two (2) years of severance pay in the event of any change in control.

                                   EXHIBIT "D"
                         SHAREHOLDER LLC PROMISSORY NOTE

                                   EXHIBIT "E"
                       ANTHONY JOHNS EMPLOYMENT AGREEMENT

                                   EXHIBIT "F"
                             FORM OF PROMISSORY NOTE

                                   EXHIBIT "G"
                        DIVESTED CENTILLION SUBSIDIARIES

                                   EXHIBIT "A"
                SURVIVING CORPORATION - ARTICLES OF INCORPORATION

1. Total Authorized Shares.

   (a) Common Stock. The aggregate number of shares which the Corporation is authorized to issue is 50,000,000 common shares (collectively, the "Common Stock"), of which:

       (i) 46,500,000 common shares shall be designated Class A Common Stock having a par value of $0.01 per share (the "Class A Common Stock"); and

       (ii) 3,500,000 common shares shall be designated Class B Common Stock having a par value of $0.01 per share ("Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock".

   (b) Rights and Preferences. Each share of Class A Common Stock and each share of Class B Common Stock shall, except as otherwise expressly provided in this Article, be identical in all respects and shall have equal rights, powers and privileges.

   (c) Issuance. The authorized shares of Class B Common Stock will be issued only (i) pursuant to the Agreement and Plan of Merger, dated __________ __, 2000 (the "Merger Agreement"), among Centillion Data Systems, Inc. and the Corporation, (ii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Common Stock, or (iii) as a stock dividend or share distribution (with respect to such shares of Class B Common Stock).

2. Voting Rights.

   (a) General. Except with respect to the election of directors of the Corporation occurring prior to July 1, 2003 which shall be governed by the provisions of Section 2(b) below, and except as may otherwise be required by laws of the State of Delaware, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to one (1) vote for each share of such stock held, shall vote as one class with respect to all matters to be voted on by shareholders of the Corporation, and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of share of Class B Common Stock (or the holders of shares of any other class or series of stock of Corporation) shall be required for the approval of any such matter.

   (b) Board of Directors. The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of three years, and until their successors shall have been elected and qualified. Upon the adoption of these Articles and the filing of the Certificate of Merger with the Delaware Secretary of State, the existing Board of Directors shall be reclassified. Each Director of the reclassified Board of Directors shall be placed in one of the three classes, and the initial term of office of each such class shall (except in the event of his earlier resignation or removal) expire at the annual shareholders' taking place in the year set forth opposite such Director's name (or, if later, upon the election and qualification of his successor), as follows:

Name                                               Class            Term Expires
----                                               -----            ------------
Harold Garrison                                      I                  2001
Salah Osseiran

Michael H. Leeds                                     II                 2002
Tom Grein

Graham Bevington                                     III                2003
Rupert Armitage
Anthony P. Johns


       (i) For any meeting of Shareholders held prior to July 1, 2003, the holders of Class B Common Stock, voting together as a single class, shall have the right to elect the Class I Directors;

       (ii) For any meeting of Shareholders held prior to July 1, 2003, the holders of Class B Common Stock, voting together as a single class, shall have the right to elect the Class II Directors;

       (iii) For any meeting of Shareholders held prior to July 1, 2003, any vacancies with respect to Class I or Class II Directors shall be filled by the remaining Class I and Class II Directors voting as a group, or with respect to a Class III Director by the remaining Class III Directors; and

       (iv) If, prior to July 1, 2003, there is any increase or decrease in the number of Directors, such Directors shall be assigned as Class I, II or II so that the holders of Class B Common Stock, voting togther as a single class, maintain a majority of the Board of Directors.

3. Conversion of Class B Common Stock.

   The Class B Common Stock shall be subject to conversion as follows:

   (a) Conversion at the Corporation's Election. During the Initial Conversion Period the shares of Class B Common Stock shall be subject, in the sole discretion of the Board of Directors, to conversion into a number of shares of Class A Common Stock equal in value, on a per share equivalent basis, to the value of Centillion LLC, with the number of shares into which the Class B Common Stock will be converted to be determined as follows: during the first twelve
(12) months of the Initial Conversion Period, the conversion would be based on the Class A Common Stock valued at (A) $2.25 per share (for the first 1 million shares of Class A Common Stock so issued) and (B) an amount equal to 88% of the then Current Market Value of the Class A Common Stock, for any additional shares of Class A Common Stock (beyond 1 million shares) so issued. During the remainder of the Initial Conversion Period all of the Class A Common Stock to be issued upon conversion of the Class B Common Stock under this Section 3(a) would be valued at an amount equal to 88% of the then current market value of the Class A Common Stock.

   (b) Conversion at the election of the holders of Class B Common Stock. During the Interim Conversion Period, the shares of Class B Common Stock, at the election of the holders of more than 50% of the outstanding shares of such Class B Common Stock, shall be converted into shares of Class A Common Stock in the manner set forth in Section 3(a) above but using the valuation applicable to conversions occurring subsequent to the first twelve (12) months of the Initial Conversion Period.

   (c) Mandatory Conversion. Upon the occurrence of a Covered Disposition, all of the issued and outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock equal in value, on a per share equivalent basis, to the value of Centillion LLC, with the conversion based on 100% of the then current market value of the Class A Common Stock to be issued upon such conversion; provided, however, that in no event shall a mandatory conversion under this Section 3(c) occur earlier than the fourth anniversary of the Effective Time under the Merger Agreement.

   (d) Valuation Procedures. In the event an appraisal is required under these Articles of Incorporation with respect to the market value of Centillion LLC or the Class B Common Stock, the Class III Directors will appoint a qualified appraiser to determine such value. If the appraiser so appointed by the Class III Directors is not acceptable to the Class I and Class II Directors, then the Class I and Class II Directors shall appoint a qualified appraiser to determine such value. If the appraiser appointed by the Class I and Class II Directors is not acceptable to the Class III Directors, the two appraisers so selected shall appoint a third appraiser who shall perform such appraisal and the results thereof shall be binding upon all of the parties, with the cost of the appraisal to be paid by the Corporation.

   (e) Definitions. For purposes of this Section 3,

       (i) The term "Initial Conversion Period" shall mean the period beginning on the Effective Time under the Merger Agreement and ending on the earlier to occur of (x) the second anniversary of such date, or (y) the date on which those persons who were the original recipients of the Merger Consideration cease to own, collectively fifty-one percent (51%) or more of the issued and outstanding shares of Common Stock of the Corporation received pursuant to the Merger; and

       (ii) The term "Interim Conversion Period" shall mean the three (3) year period commencing immediately upon the expiration of the Initial Conversion Period and ending on the third anniversary of such commencement date.

   (f) Conversion Procedures. Any such conversion may be effected by surrendering such holder's certificate or certificates for the stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. All conversions are to be effective, and valued, as of the last day of the calendar quarter in which the election or event giving rise to mandatory conversion occurs.

4. Dividends; Discrimination Between or Among Classes of Common Shares.

   The Board of Directors shall have the sole authority and discretion to declare and pay dividends on (i) the Class A Common Stock and (iii) the Class B Common Stock, in equal or unequal amounts (including declaring and paying dividends on one or more class of shares while declaring and paying no dividends, or a different dividend, on one or more other classes of shares); provided, however, that whenever a dividend is paid to the holders of the Class B Common Stock, the Corporation shall also pay to the holders of Class A Common Stock a dividend per share equal to or greater than the dividend per share paid to the holders of Class B Common Stock unless a different dividend amount (or no dividend) has been authorized by a 2/3's majority of the Board of Directors.

5. Liquidation.

   In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation the holders of the shares of Class A Common Stock and the holders of the shares of Class B Common Stock shall share in the aggregate in the funds of the Corporation remaining for distribution to its common shareholders in the same proportions as (i) the net assets of Centillion LLC bear to (ii) the net assets of the corporation without regard to the net assets of Centillion LLC. Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph 5 of this Article. Notwithstanding anything to the contrary herein, the holders of the Class B Common Stock shall have no rights to the specific assets owned by Centillion LLC at the time of liquidation, dissolution or winding up of the Corporation.

6. Determinations by the Board of Directors.

   Any determinations made by the Board of Directors under any provision in this Article shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The Corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the corporation. The Board of Directors shall establish an Executive Committee to be composed of one Class III Director and two Directors from Class I And Class II selected by each class of Directors. All decisions of the Corporation or by the Directors required (i) by these Articles,
(ii) by any other Agreement, or (iii) otherwise, with respect to Centillion LLC shall be made by the Executive Committee.

7. Relationship Between the Centillion Group and the Corporation.

   The Directors of the Corporation shall require Centillion LLC to preserve, maintain and maximize the value of its assets, and any contracts with respect to, utilization of, or transfer of any of Centillion LLC's assets between and among Centillion LLC and any other party (including the Corporation and its other affiliates) shall be pursuant to transactions entered into at arm's-length.

8. Certain Definitions.

   Unless the context otherwise requires, the terms defined in this Section shall have, for all purposes of this Article, the meanings herein specified:

   "Centillion LLC" shall mean the Delaware limited liability company included in the assets of Centillion Data Systems, Inc. immediately prior to the Effective Time specified in the Merger Agreement.

   "Common Stock Group" shall mean, as of any date, the interest of the Corporation or any subsidiary in all of the businesses in which the Corporation or any subsidiary is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Corporation or any subsidiary, other than any businesses, assets or liabilities of Centillion LLC.

   "Covered Disposition" shall mean: (a) any direct or indirect sale, transfer or conveyance by the Corporation of fifty percent (50%) or more of either its equity interest in the LLC or the assets of the LLC; or (b) any grant of any pledge or other security interest in fifty percent (50%) or more of either the equity interest of the Corporation in Centillion LLC or the assets of Centillion LLC; or (c) any of the occurrences described in (a) or (b) which results in the Corporation's receipt of more than $7,500,000.

   "Current Market Value of the Class A Common Stock" shall mean the average of the daily last reported sale price per share of the Class A Common Stock on the NASDAQ National Market System (or if such stock is then listed on the New York Stock Exchange, on such Exchange) during the most recent twenty (20) consecutive full Business Days before such date, provided that if there was no reported sale on any such day or days, there shall be substituted the average of the closing bid and asked quotations on that Market or Exchange on that day or days, and provided further that, if the Class A Common Stock is not listed on that Market or Exchange on any such day or days, there shall be substituted the comparable sale price or average of bid and asked quotations on the principal national securities exchange on which such Class A Common Stock is so listed, or if not so listed on any national securities exchange, the average of the highest bid and the lowest asked quotations in the over-the-counter market that day or days.

9. Amendments.

   (a) Except as provided for in subparagraph (b) below, this Certificate of Incorporation shall be amended in the manner provided for in the Delaware General Corporation Law.

   (b) Until July 1, 2003, except for amendments as a result of acquisitions or capital raising, which amendments shall not be governed by this subparagraph
(b), all amendments to this Certificate of Incorporation shall require, prior to submission to shareholders, the affirmative vote of a majority of the Board of Directors, which vote must contain the affirmative vote of at least one (1) Class III Director.

                                   EXHIBIT "B"
                          SURVIVING CORPORATION BYLAWS

Section 5.2. Term of Office.

         The Board of Directors shall be divided into three classes with each class serving three-year terms. As a result of an Amendment to the Certificate of Incorporation filed in 2000, the Board was re-classified and each director placed in one of three classes. The directors in Class I shall hold office for a term expiring at the next annual meeting (to be held in 2001), the directors in Class Il shall hold office for a term expiring at the second succeeding annual meeting, and the directors in Class III shall hold office for a term expiring at the third succeeding annual meeting.

         At each annual shareholders meeting commencing at the annual meeting to be held in 2001, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders following such meeting. Each director so elected shall hold office until his term expires and his successor is elected and qualified, or until his earlier resignation or removal.

Section 5.5. Vacancies.

         Except as otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the vote of a majority of the remaining members of the Board though less than a quorum; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office or by the sole remaining director so elected, and each person so elected shall be a director until his or her successor is elected by the stockholders, or until his or her earlier resignation or removal.

Section 5.8. Committees.

         Section 1. (a) The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, alter or eliminate the committees of the board described in Section 2 below or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these bylaws, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire board, fill any vacancy in any such committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee.

with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

                    (b) Each committee of the Board of Directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

         Section 2. The present standing committees of the board are as follows:

         Executive Committee. An Executive Committee shall be composed of one Class I, one Class II and one Class III director. All decisions of the corporation with respect to Centillion, L.L.C. shall be made by the Executive Committee. The Executive Committee shall have such other duties and powers as are established by resolution of the Board of Directors.

         Audit Committee. The Audit Committee shall be composed of two members of the board as may from time to time be chosen by the Board of Directors, none of whom shall be an employee of the corporation. The Audit Committee shall have the authority and responsibility to (a) hire one or more firms of independent public accountants to audit the corporation's books, records and financial statements and to review the corporation's systems of accounting (including its system of internal controls); (b) discuss with such independent public accountants the results of such audit and review; (c) periodically conduct independent reviews of the corporation's systems of accounting (including its system of internal control); and (d) periodically make reports to the board with respect to its findings.

         Nominating Committee. The Nominating Committee shall be composed of three members of the board as may from time to time be chosen by the Board of Directors. The Nominating Committee shall (a) make recommendations to the board with respect to management nominees to the board, (b) review such shareholder nominees to the board as may be submitted to the corporation, and (c) periodically report to the board with respect to its findings.

         Section 11.1 These By-Laws may be amended or repealed at any regular or special meeting of the Board of Directors by the majority vote of the Board of Directors, or an any regular or special meeting of the stockholders (or by written consent as provided in Section 228 of the Delaware Corporation Law, as amended), by the majority vote of the total outstanding shares of the corporation, as provided by law. These By-Laws may be amended without a meeting of the Board of Directors by a resolution adopted and signed by all members of the Board of Directors.

                                   EXHIBIT "C"

         A. Board of Directors. For three (3) years following the Effective Time under the Merger Agreement, the Board of Directors of the CTI Group shall be comprised of seven (7) members, four (4) of whom shall be elected from among the persons nominated by the shareholders of Centillion who received Merger Consideration under the Merger Agreement, and three (3) of whom shall be elected from among the persons nominated by the original shareholders of CTI Group. An executive committee of the Board shall be formed immediately following the Effective Time and shall be comprised of Michael Leeds, Harold Garrison, and Rupert Armitage.

         B. Executive Employment. Tony Johns shall be employed, pursuant to an agreement containing standard terms and conditions, as the Chief Executive Officer of the Surviving Corporation, for a period of three (3) years at an annual salary of $250,000. The CEO shall be entitled to additional compensation in the form of bonuses at the discretion of the Board of Directors. The Employment Agreement of the CEO will also include provisions for two (2) years of severance pay in the event of any change in control.

                                   EXHIBIT "D"
                         SHAREHOLDER LLC PROMISSORY NOTE

                         SHAREHOLDER LLC PROMISSORY NOTE
                         -------------------------------

         not  to exceed $11,500,000                     Dated: February __, 2000

         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, a Delaware Limited Liability Company ("Maker"), promises to pay to the order of Centillion Data Systems, Inc. (the "Payee") the maximum Principal Sum of Eleven Million Five Hundred Thousand Dollars ($11,500,000), together with interest thereon on the unpaid portion at the Rate.

         Principal and Interest shall be paid upon the earlier to occur of the following:

         1. A "Liquidity Event" to the extent of such Liquidity Event, or
         2. Ten years from the date of this Note (the "Maturity Date").

         A "Liquidity Event" shall mean the actual receipt of cash by Maker upon the sale of all or part of the Collateral after the making of a Permitted Distribution. A "Permitted Distribution" shall be Maker's right to distribute to its members forty-two percent (42%) of any cash received upon the sale of all or part of any Collateral. Maker shall send Payee written notification within five
(5) days of a Liquidity Event.

         All sums realized by the Holder on account of this Note, from whatever source received, shall be applied first to any substantiated fees, costs and expenses (including reasonable attorney's fees) incurred by the Holder, second to accrued and unpaid interest, and then to principal.

         As security for this Note, Maker hereby grants, conveys, and assigns to the Payee a security interest in the property described in Exhibit "A" to this Note ("Collateral"). Maker shall have the absolute right to sell all or part of the Collateral for a price equal to or greater than the value set forth on Exhibit "A," without the consent of Payee, provided that fifty-eight percent (58%) of the proceeds of such sale are paid to Payee as a Liquidity Event as provided above.

         The nonpayment when due of any amount payable under this Note within fifteen (15) days after the date due and written demand shall be an "Event of Default".

         Upon the Event of Default or in the event this Note remains unpaid after the Maturity Date, Payee shall have the right to sell all or part of the Collateral in any commercially reasonable manner to satisfy the balance due under this Note. Such rights with respect to the Collateral shall be Payee's exclusive remedy. Payee shall not have the right to collect any balance due under this Note from any assets of Maker not included as part of the Collateral.

         The Rate shall mean ____ percent (___%) per annum.**

         Maker shall have the privilege, without premium or penalty, of prepaying this Note, at any time, in whole or in part, provided that each prepayment shall be accompanied by accrued interest on the amount prepaid.

         Upon an Event of Default, this Note shall, at Payee's option, become immediately due and payable in full without further notice to or demand on Maker of any kind and without presentment, demand or protest, notice of dishonor and notice of protest, all of which are hereby waived.

         In the event that the Holder engages an attorney to represent it in connection with (a) any Event of Default, (b) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against the Maker and/or (c) any actual litigation arising out of or related to any of the foregoing, or any of the Obligations, then the Maker shall be liable to and shall reimburse the Holder on demand for all reasonable attorneys' fees, costs and expenses incurred by the Holder in connection with any of the foregoing. The Maker shall also be liable and shall also reimburse the Holder on demand for all other reasonable, substantiated costs and expenses (including reasonable attorney's fees) incurred by the Holder in connection with the enforcement of the Obligations.

         No extension of time for payment granted by the Holder of all or any part of the amount owing on this Note at any time shall affect the liability of the Maker hereunder.

         Acceptance by the Holder of any payment after any Event of Default shall not operate to extend the time of payment of any amount then remaining unpaid and shall not constitute a waiver of any future installments, such Event of Default or any other rights of the Holder under this Note. No delay by the Holder in exercising any power or right shall operate as a waiver of any power or right held by the Holder. The Maker hereby waives presentment for payment, demand, protest, or notice of protest. No single or partial exercise of any power or right shall preclude other or future exercise of the power or right, or the exercise of any other power or right. The waiver of any default or grounds for acceleration by the Holder shall not operate as a waiver of any subsequent default, or grounds for acceleration of any power or right that the Holder may have under the terms of this Note.

         No waiver or modification of the terms of this Note shall be valid unless in writing, signed by the Maker and the Holder, and appended hereto.

         This Note and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of Delaware, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         Waiver of Jury Trial. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF , UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER. THE MAKER HEREBY WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR OFFSET OF ANY NATURE OR DESCRIPTION IN ANY LITIGATION RELATING TO THE PURCHASE DOCUMENTS OR THIS NOTE OR ANY LIABILITY THEREUNDER OR HEREUNDER, OR ENFORCEMENT OF REMEDIES THEREUNDER OR HEREUNDER.

         IN WITNESS WHEREOF, Maker has caused this instrument to be executed on its behalf by its duly authorized officer, on the date first set forth above.

                                            DELAWARE LIMITED LIABILITY
                                            COMPANY

                                            By: _____________________________
                                                Manager

**The then applicable federal rate will be inserted at the time this note is executed.

                         Exhibit "A" to Promissory Note

1. Centillion Digital Systems, Inc.

2. All interest in e.Nova, LLC (including the wholly-owned sub, XILA, LLC)

3. All interest in CHS, LLC

4. All interest in Lockerbie Vermont, LLC

                                   EXHIBIT "E"
                       ANTHONY JOHNS EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made on and as of __________ ___, 2000 (the "Agreement Date") by and between ANTHONY P. JOHNS ("Employee") and CTI GROUP (HOLDINGS), INC., a Delaware corporation ("Company").

                                   BACKGROUND

         A. Employee is and has been for approximately ten years the President and Chief Executive Officer of Company.

         B. Company is a party to that certain Agreement and Plan of Merger dated February 2, 2000, pursuant to which Company will be the surviving corporation of the merger contemplated therein (the "Transaction").

         C. Company desires to employ Employee, and Employee desires to be employed by Company, upon the conditions and terms herein set forth.

         D. The execution of this Agreement is a condition to the consummation of the Transaction.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual covenants set forth herein, Employee and Company agree as follows:

1. Employment and Duties. Company shall employ Employee as Company's President and Chief Executive Officer during the term of employment set forth in Section 2 hereof. Employee shall have full and exclusive responsibility for the management of the day-to-day operations of Company, subject to the direction of Company's Board of Directors (the "Board"). Employee shall also have such other responsibilities and duties, consistent with his position and expertise, as may from time to time be prescribed by the Board. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Company, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that nothing contained herein shall be construed as preventing Employee from (i) engaging in charitable activities, or (ii) serving as a member of the board of directors of an entity so long as such entity does not, directly or indirectly, in any manner compete with Company, or (iii) investing his assets in such form or manner as (A) will not require any services on Employee's part in the operations of the affairs of the company in which such investments are made (other than services to Company and its affiliates) and (B) will not be an investment in any company which competes, directly or indirectly, with Company in any manner; provided, further, that the activities permitted in the foregoing subsections (i), (ii) and (iii) shall not, either alone or together with other activities permitted under the same subsection or together with other activities permitted under any or all of the other of such subsections, interfere in any material way with Employee's responsibilities under this Agreement. In addition, Company agrees to use its reasonable best efforts to cause Employee to be nominated and elected as a member of the Board of the Company during the Term. Employee shall be employed by Company, and shall spend the majority of his business time, at the Company's location at Indianapolis, Indiana;

provided, however, that the Board, in its discretion shall have the right to relocate the Company's headquarters, presently located in Indianapolis, Indiana (and consequently change Employee's business location) if doing so would be in the Company's best interests as determined by the Board.

2. Term. The term of Employee's employment under this Agreement shall be a period of three (3) years commencing on the Effective Time of the Agreement and Plan of Merger, and ending on the third anniversary of the Effective Time, unless sooner terminated in accordance with the other provisions hereof (the "Term").

3. Compensation.

   3.1 Salary. Company shall pay to Employee as compensation for all services rendered hereunder a base salary of $250,000 per year ("Salary"), payable in accordance with Company's normal payroll practices for employees. Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. Employee's Salary shall be reviewed by the Board annually, but shall not be reduced as a result of such review.

   3.2 Benefits. During the Term, subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any savings, 401(K), pension, profit-sharing, group medical, group disability or similar plan adopted by Company, now existing or established hereafter, to the extent he is eligible under the general provisions thereof.

   3.3 Cash Bonus. In addition to his Salary, Employee may also receive cash bonuses on such terms, at such times and in such amounts as the Board may determine in its sole discretion ("Cash Bonus"). The Company will establish each year a program of individual and/or group bonuses based on performance, profitability and such other factors as may be deemed to be appropriate by the Board.

   3.4 Fringe Benefits.

       3.4.1 Vacation. Employee shall be entitled to twenty-five (25) days of paid vacation during each year, with up to ten (10) days of unused vacation time each year to accrue and be carried over to the next year.

       3.4.2 Reimbursement of Expenses. Employee is authorized to incur ordinary, necessary and reasonable expenses in the course of Company's business, in accordance with Company's standard expense and expense reimbursement procedures applicable to directors or executive employees of Company. Company shall reimburse Employee for such expenses upon presentation by the Employee of an itemized account of such expenditures in a manner reasonably prescribed by Company, unless such expenses have been paid directly by the Company.

       3.4.3 Automobile. Company shall provide Employee with an automobile allowance of $925 per month. Employee shall maintain liability, collision and comprehensive insurance covering any such automobile, in such amounts and on such terms as are required by applicable law and shall provide Company with proof of such coverage as and when requested. The cost of insurance coverage, together with operating costs, repairs and maintenance shall be paid by Employee but, to the extent eligible therefor, shall be reimbursed under Section 3.4.2.

       3.4.4. Accommodation and Moving Allowance. Company shall provide Employee with an accommodation allowance in the amount of $1,300 per month during the Term. In addition, Company will reimburse Employee for all moving and other relocation expenses incurred by Employee as a result of any relocation of the Company's headquarters. In addition, Company will provide housing in Indianapolis, Indiana for the Employee (as well as up to two (2) other employees previously residing in the Philadelphia, Pennsylvania area) for a period of one
(1) year following the commencement date of this Agreement.

   3.5 Entire Compensation. The compensation provided for in this Section shall be the full consideration for the services to be rendered by Employee to Company hereunder.

4. Termination.

   4.1 Notice of Termination. Except as otherwise provided herein, any termination by Company or by Employee shall be communicated by written Notice of Termination to the other party hereto. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision specified. As used in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination or, where notice is not required, the date employment actually terminates.

   4.2 Grounds for Termination.

       4.2.1 Termination upon Death. Employee's employment with Company and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary, his earned but unpaid bonus, if any, and accrued benefits up to the Date of Termination and shall also be entitled to reimbursement for any expenses incurred by Employee hereunder.

       4.2.2 Termination upon Disability. If Employee becomes disabled, Employee shall continue to receive all of his compensation and benefits in accordance with Section 3 for a period of six months following the Onset of Disability (as defined in this Section 4.2.2). Any amounts due to Employee under this Section
4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Employee under any disability insurance policy or plan ("Disability Payments") provided to Employee by Company. "Onset of Disability" means the first day on which Employee shall be unable to attend to the regular affairs of Company on a full time basis by reason of physical or mental incapacity, sickness or infirmity. Company will notify Employee promptly upon having made a determination of the Onset of Disability. If Employee's disability continues for more than six (6) months after the Onset of Disability or for periods aggregating more than six
(6) months during any twelve (12) month period, then, Company shall have the right to terminate Employee's employment immediately upon notice, and all of his rights to compensation and benefits hereunder shall simultaneously terminate, except that (i) Employee shall be entitled to any unpaid portion of his Salary and accrued benefits up to the Date of Termination and to any benefits which are to be continued or paid after the Date of Termination in accordance with the terms of the corresponding benefit plans, if any, and (ii) Employee shall be paid the "severance amounts" described in Section 4.3. reduced by the sum of any and all Salary amounts paid to Employee by Company subsequent to the Onset of Disability, and any and all Disability Payments.

A determination of Employee's disability shall be subject to the certification of a qualified physician agreed to by the Company and the Employee or, in the event of the Employee's incapacity to designate a physician, the Employee's legal representative. In the absence of agreement between the Company and the Employee, each party shall nominate a qualified physician and the two physicians shall select a third physician, who shall make the determination as to disability.

       4.2.3 Termination for Cause. At any time during the Term, Company may terminate Employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to Employee, if at a meeting of the Board (of which Employee had been given notice and an opportunity to present his case) a resolution was duly adopted by a majority of the entire Board (subject to the last sentence of this paragraph) finding that, in the good faith judgment of the Board, (1) an event constituting Cause has occurred, and (2) either Employee had a reasonable opportunity to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances. If Employee is then a member of the Board, he shall not, in his capacity as a member of the Board, be entitled to notice of, or to participation in, or to be counted as or vote as a director at such meeting.

   For purposes of this Agreement, Cause shall mean: (1) Employee materially breaches, neglects or fails to significantly perform to the reasonable satisfaction of the Board, his duties under this Agreement (other than such failure resulting from Employee's incapacity due to physical or mental illness within the meaning of Section 4.2.2), (2) Employee commits an act of dishonesty or breach of trust which is materially harmful to the business of Company, either during the Term or in connection with the Transaction, (3) Employee violates or breaches any of the provisions of this Agreement, and the Employee shall have either failed to remedy such breach within 30 days from his receipt of written notice from Company identifying the breach in reasonable detail and demanding that he remedy such breach, or shall have failed to take all reasonable steps to that end during such 30-day period and thereafter, (4) Employee's act or omission to act intentionally results in or is intended to result directly in gain to or personal enrichment of Employee at Company's expense or, (5) Employee is indicted for or convicted of a felony or any crime involving larceny, embezzlement or moral turpitude (which, in the case of moral turpitude, materially adversely affects the Company in any financial manner).

   On termination of this Agreement pursuant to this Section 4.2.3, Employee shall continue to be bound by the restrictions set forth in Section 5, any and all unvested Company stock options shall be deemed canceled and terminated, and all rights to compensation and benefits of Employee shall cease as of the Date of Termination, except Employee shall be entitled to any unpaid portion of his Salary and benefits earned to the Date of Termination.

       4.2.4 (a) Termination By Employee. Employee may, upon ninety (90 ) days prior written notice to Company terminate his employment under this Agreement. Upon such termination under this Section 4.2.4(a) Employee shall continue to be bound by the restrictions set forth in Section 5 and shall be entitled to receive only the severance amounts described in Section 4.3 and, unless such termination is for "Good Reason" under Section 4.2.4(b); any and all unvested Company stock options then held by Employee shall be canceled and terminated. To the extent that the provisions of any company stock option plan are inconsistent with the terms of this Agreement as it applies to Employee, the terms of this Agreement shall govern with respect to cancellation and termination of his unvested options.

             (b) Termination For Good Reason. Employee may otherwise terminate his employment hereunder only for Good Reason; provided, however, that the provisions of this Section

4.2.4 (b) and Section 4.3 shall apply to a termination by Employee only if Employee shall have first given Company thirty (30) days written notice of his intention to terminate his employment pursuant to this Section 4.2.4(b), specifying the reason(s) for such termination, and provided further, that Company shall not have cured or remedied the reason(s) specified in such notice prior to the expiration of thirty (30) days after receipt of such written notice. For purposes of this Agreement, "Good Reason" means, (1) any assignment to Employee of any material duties other than those contemplated by, or any material limitation of the powers of Employee in any respect not contemplated by
Section 1 hereof, (2) any removal of Employee from or any failure to re-elect Employee to any of the positions indicated in Section 1 hereof, except (i) in connection with termination of Employee's employment for Cause or (ii) with respect to Employee's position as a member of the Board, (3) a reduction in Employee's rate of compensation, or a material reduction in Employee's fringe benefits as set out in Section 3 hereof, or (4) the occurrence of any "change in control". For purposes of this Section 4.2.4, the term "change in control" shall mean [a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (2) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors and any new director, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the business of the Company for which Employee's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise. Upon termination under this Section 4.2.4(b), Employee shall continue to be bound by the restrictions set forth in Section 5 and shall be entitled to: (i) payment of the severance amounts described in Section 4.3 and (ii) immediate vesting of fifty percent (50%) of any unvested Company stock options then held by Employee.

             (c) Non-Renewal of Employment upon Expiration of Term. If upon the expiration of the Initial Term the parties do not renew Employee's employment, Employee shall be entitled to payment of the severance amounts described in
Section 4.3.

       4.2.5 Other Termination By Company. Anything in this Agreement to the contrary notwithstanding, Company shall have the right to terminate Employee's employment hereunder without cause, for any reason or for no reason, upon ninety
(90) days prior written notice. Upon such termination under this Section 4.2.5, Employee shall continue to be bound by the restrictions set forth in Section 5 and shall be entitled to: (i) payment of the severance amounts described in
Section 4.3 and (ii) immediate vesting of fifty percent (50%) of any unvested Company stock options then held by Employee.

   4.3 Severance Amounts. If Employee's employment is terminated by Employee for Good Reason or pursuant to Section 4.2.4(a), then, subject to Employee's compliance with the provisions and restrictions of Sections 5.1, 5.2 and 5.3,
(i) the Company shall pay the Employee his Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and
(ii) in lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, Company shall pay, as severance pay to the Employee, an amount equal to the product of:
(A) the Employee's annual Salary in effect as of the Date of Termination divided by 12; multiplied by (B) the number 24, (the "severance amounts) such payment to be made as soon as reasonably possible with due regard to the financial status of the Company but not later than (i) ninety (90) days following the Date of Termination with respect to at least the first $250,000 of such amount, and (ii) one hundred eighty (180) days following the Date of Termination with respect to the balance of such amount. In the event the balance of the severance amount has not been paid to Employee within said ninety (90) day period, the unpaid balance shall bear interest, from such ninetieth (90th) day until paid, at an annual rate of interest equal to the sum of the "prime rate" publicly announced from time to time by First Union National Bank plus 4.00 percent. In the event that Company fails to make either payment pursuant to this Section, Employee shall cease to be bound by the restrictions set forth in Section 5.3.

   4.4 Procedure Upon Termination. On termination of employment regardless of the reason, Employee shall promptly return to Company all information regarding Company in whatever manner or media such information is stored or maintained, and all documents (including copies) and other property of Company, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.

5. Employee's Covenants.

   5.1 Discoveries. Employee shall communicate to Company and preserve as confidential information of Company each discovery, idea, design, invention and improvement relating in any manner to Company's business, whether or not patentable and whether or not reduced to practice, which is conceived, developed or made by Employee, whether alone, or jointly with others, at any time during the Term hereof (such discoveries, ideas, designs, inventions and improvements are referred to as "Employee's Discoveries"). All of Employee's Discoveries shall be Company's exclusive property, and all of Employee's right, title and interest therein are hereby irrevocably assigned to Company. Employee shall not, except with Company's express prior written consent, or except in the proper course of his employment with Company, use any of Employee's Discoveries for his own benefit or the benefit of any Person (as defined herein), or disclose any of Employee's Discoveries to any outside Person through publication or in any other manner.

   For purposes of this Agreement, the term "person" means a natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

   5.2 Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Board's express prior written consent, or except in the proper course of his employment with Company, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Company's business, including without limitation names of customers and suppliers, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section 5.2, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.

   5.3 Noncompetition. During the Term hereof and for a period of two (2) years thereafter, Employee shall not, except with Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

       (1) Communicate with or solicit or employ any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Company, in any manner which interferes or might interfere with such Person's relationship with Company, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of any business in competition with Company in North America or the United Kingdom.

       (2) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Company, at any location in North America or the United Kingdom or any other location where Company now conducts or during the Term hereof begins conducting any business, or act or conduct himself in any manner which he would have reason to believe harmful or contrary to the best interests of Company.

   5.4 Enforcement. Employee acknowledges that any breach by him of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to Company for which money damages could not adequately compensate Company, and therefore, in the event of any such breach, Company shall be entitled, in addition to all other rights and remedies which Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Employee or any such other Person may have against Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If Company is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

   5.5 Consideration. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Company and, without the agreement of Employee to be bound by the Covenants, Company would not have agreed to enter into this Agreement.

   5.6 Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

   5.7 Effect on Other Provisions. All payments to Employee under this Agreement, including, without limitation, post-employment payments, if any, under Section 4, shall be subject to Employee's compliance with the provisions of this Section 5. If Employee fails to comply in any respect with any of such provisions, his right to any future payments under this Agreement shall terminate and the Company's obligations under this Agreement to make such payments and provide such benefits shall cease, provided, however, that unless Company shall have notified Employee in writing within two (2) days following the Date of Termination that it intends to contest Employee's right to payment under Section 4.3, Company shall remain obligated to pay such amounts within the 90 day (or 180 day, as applicable) period set forth in Section 4.3 and shall be constrained to seeking recovery thereof under Section 6.13.

6. Additional Terms and Provisions.

   6.1 Notices. All notices, requests, demands, consents, waivers, and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been given (i) upon delivery to the appropriate addresses stated below, if delivered personally, or (ii) three (3) days after the date mailed to the appropriate addresses stated below, if mailed by first class certified mail, registered mail, or express mail, in each case with postage prepaid and return receipt requested, or (iii) one (1) day after the date sent to the appropriate addresses stated below, if sent by a nationally recognized overnight delivery or courier service, with delivery charges prepaid and proof of delivery or receipt requested, or (iv) on the date sent to the appropriate addresses or fax numbers stated below, if sent by prepaid telegram, e-mail, or fax, provided that a copy is sent within twenty-four (24) hours thereafter by one of the other methods of giving notices permitted under this Section. The addresses, e-mail addresses, and fax numbers of the parties for purposes of this Section are set forth below. Any party may change its addresses, e-mail addresses, or fax numbers for purposes of this Section by giving notice of such change to all other parties in the manner permitted under this Section.

   If to CTI Group:

       CTI Group (Holdings) Inc.
       2550 Eisenhower Avenue
       Norristown, PA 19403
       Attn:

   with a copy to:

       Klehr, Harrison, Harvey, Branzburg & Ellers LLP
       260 S. Broad Street
       Philadelphia, PA 19102
       Facsimile: (215) 568-6060
       Attn: Donald M. Millinger, Esq.

   If to Anthony Johns:


   with a copy to:

   6.2 Entire Understanding. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

   6.3 Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by Company hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board.

         6.4 Prior Agreements. Employee represents to Company (1) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (2) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (3) that he is free and able to execute this Agreement and to enter into employment by Company.

   6.5 Termination of Prior Employment Agreements. All prior employment agreements between Employee and Company (and/or any of its affiliates) are hereby terminated as of the date hereof as fully performed on both sides.

   6.6 Parties in Interest. This Agreement and all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his heirs, personal representatives, estate and beneficiaries, and Company and its successors and assigns. This Agreement is a personal employment contract of Company, being for the personal services of Employee, and shall not be assignable by Employee.

   6.7 Assignment. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which may acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Company, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in the Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

   6.8 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

   6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

   6.10 Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

   6.11 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

   6.12 Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

   6.13 Settlement of Disputes. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in Indianapolis, Indiana before a single arbitrator who shall be knowledgeable in the field of business law and employment relations and such arbitration shall be in accordance with the rules then obtaining of the American Arbitration Association. The parties agree to bear joint and equal responsibility for all fees of the arbitrator, abide by any decision rendered as final and binding, and waive the right to submit the dispute to a public tribunal for a jury or non-jury trial.

   6.14 Exclusive Jurisdiction. The parties hereto irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the City of Indianapolis, Indiana in any action or proceeding between the parties hereto and both of the parties agree to service of process by hand delivery or by certified mail, to the addresses set forth herein for each party.

   6.15 Approval and Authorizations. The execution and the implementation of the terms and conditions of this Agreement have been fully authorized by the Board.

   6.16 Indulgences, Etc. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

                                                CTI GROUP (HOLDINGS) INC.


                                                By: ____________________________


Witness:


____________________________                        ____________________________
                                                    ANTHONY P. JOHNS      (SEAL)

                                   EXHIBIT "F"
                             FORM OF PROMISSORY NOTE

                             FORM OF PROMISSORY NOTE

$2,000,000                                               Dated: __________, 2000

         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, a Delaware Limited Liability Company ("Maker"), promises to pay to the order of ______________ (the "Payee") the Principal Sum of Two Million Dollars ($2,000,000), together with interest thereon on the unpaid portion at the Rate.

         Maker shall, from time to time, request from Payee advances up to the aggregate face amount of this Note ("Advance"). The proceeds of Advances shall be used to cover the costs associated with any Enforcement Action. Once an Advance has been repaid from the proceeds of a Recovery Event or a prepayment, in accordance with the terms hereof, the amount of Advances that Maker may request under this Note shall be reduced by the amount of such Recovery Event or prepayment.

         Principal and Interest shall be paid upon the earlier to occur of the following:

         1. A "Recovery Event" to the extent of such Recovery Event, or

         2. Five years from the date of this Note (the "Maturity Date").

         A "Recovery Event" shall mean the Net Cash Received from any settlements or judgments from parties which are either defendants or who may be defendants in any action for the enforcement or infringement of any patent rights under U.S. Patent Nos. 5287270 and 5325290 ("Enforcement Action") after the making of a Permitted Distribution. A "Permitted Distribution" shall be Maker's right to distribute to its member a percentage, equal to that member's Applicable Tax Rate, of any Net Cash Received upon the recovery under any Enforcement Action. "Applicable Tax Rate" shall mean the tax rate that applies to Maker's member based upon the net income reported in the member's latest annual financial statement filed with the Securities and Exchange Commission. "Net Cash Received" shall mean the actual receipt of cash by Maker after payment of legal fees and other expenses related to the Enforcement Action. Maker shall send Payee written notification within five (5) days of a Recovery Event.

         All sums realized by the Holder on account of this Note, from whatever source received, shall be applied first to any substantiated fees, costs and expenses (including reasonable attorney's fees) incurred by the Holder, second to accrued and unpaid interest, and then to principal.

         As security for this Note, Maker hereby grants, conveys, and assigns to the Payee a security interest in the property described in Exhibit "A" to this Note ("Collateral").

         The nonpayment when due of any amount payable under this Note within fifteen (15) days of the date due and written notice thereof shall be an "Event of Default".

         Upon an Event of Default, this Note shall, at Payee's option, become immediately due and payable in full without further notice to or demand on Maker of any kind and without presentment, demand or protest, notice of dishonor and notice of protest, all of which are hereby waived.

         In the Event of Default, Payee shall have the right to sell all or part of the Collateral in any commercially reasonable manner to satisfy the balance due under this Note. Such rights with respect to the Collateral shall be Payee's exclusive remedy. Payee shall not have the right to collect any balance due under this Note or for expenses, fees or other charges provided for in the next paragraph from any assets of Maker not included as part of the Collateral.

         In the event that the Holder engages an attorney to represent it in connection with (a) an Event of Default, (b) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against the Maker and/or (c) any actual litigation arising out of or related to any of the foregoing, or any of the Obligations, then the Maker shall be liable to and shall reimburse the Holder on demand for all reasonable attorneys' fees, costs and expenses incurred by the Holder in connection with any of the foregoing. The Maker shall also be liable and shall also reimburse the Holder on demand for all other reasonable, substantiated costs and expenses (including reasonable attorney's fees) incurred by the Holder in connection with the enforcement of the Obligations.

         No extension of time for payment granted by the Holder of all or any part of the amount owing on this Note at any time shall affect the liability of the Maker hereunder.

         Acceptance by the Holder of any payment after any Event of Default shall not operate to extend the time of payment of any amount then remaining unpaid and shall not constitute a waiver of any future installments, such Event of Default or any other rights of the Holder under this Note. No delay by the Holder in exercising any power or right shall operate as a waiver of any power or right held by the Holder. The Maker hereby waives presentment for payment, demand, protest, or notice of protest. No single or partial exercise of any power or right shall preclude other or future exercise of the power or right, or the exercise of any other power or right. The waiver of any default or grounds for acceleration by the Holder shall not operate as a waiver of any subsequent default, or grounds for acceleration of any power or right that the Holder may have under the terms of this Note.

         No waiver or modification of the terms of this Note shall be valid unless in writing, signed by the Maker and the Holder, and appended hereto.

         This Note and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of Delaware, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

                  The Rate shall mean ____ percent (___%) per annum.**

                  Maker shall have the privilege, without premium or penalty, of prepaying this Note, at any time, in whole or in part, provided that each prepayment shall be accompanied by accrued interest on the amount prepaid.

                  Waiver of Jury Trial. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF , UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE HOLDER. THE MAKER HEREBY WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR OFFSET OF ANY NATURE OR DESCRIPTION IN ANY LITIGATION RELATING TO THE PURCHASE DOCUMENTS OR THIS NOTE OR ANY LIABILITY THEREUNDER OR HEREUNDER, OR ENFORCEMENT OF REMEDIES THEREUNDER OR HEREUNDER.

                  IN WITNESS WHEREOF, Maker has caused this instrument to be executed on its behalf by its duly authorized officer, on the date first set forth above.


                                                    Centillion L.L.C.


                                               By:  ___________________________
                                                    Manager


         ** The then applicable federal rate will be inserted at the time this
Note is executed.

                                   EXHIBIT "G"
                        DIVESTED CENTILLION SUBSIDIARIES

                                   Exhibit "G"
                        Divested Centillion Subsidiaries

         1. Centillion Digital Systems, Inc.

         2. All interest in e.Nova, LLC (including the wholly-owned sub, XILA, LLC)

         3. All interest in CHS, LLC

         4. All interest in Lockerbie Vermont, LLC


                                       G-2